PRELIMINARY COPY – SUBJECT TO COMPLETION – DATED AUGUST 23, 2024

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

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Filed by a Party other than the Registrant ☐

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☒	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

Galera Therapeutics, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

GALERA THERAPEUTICS, INC.

45 Liberty Blvd, Suite 230

Malvern, Pennsylvania 19355

[⚫], 2024

To Our Stockholders:

You are invited to attend a Special Meeting of Stockholders (the “Special Meeting”) of Galera Therapeutics, Inc. (“Galera”) at 9:00 a.m. Eastern time on Thursday, October 17, 2024. The Special Meeting will be a completely virtual meeting, which will be conducted via live webcast. You may attend the meeting online, submit questions, and vote your shares electronically during the meeting via live webcast by visiting www.virtualshareholdermeeting.com/GRTX2024SM and entering your control number included on your proxy card or the instructions that accompanied your proxy materials.

The attached Notice of Special Meeting of Stockholders and proxy statement contain details of the business to be conducted at the Special Meeting.

Holders of record of our common stock, par value $0.001 per share, as of the close of business on August 27, 2024 are entitled to notice of and to vote at the Special Meeting, or any continuation, postponement or adjournment thereof. Your vote is important. Whether or not you are able to attend the Special Meeting, it is important that your shares be represented and voted. Therefore, to ensure your vote is counted, I urge you to please promptly vote your shares by completing, signing, dating and returning your proxy card or voting via the Internet or by telephone as described on your proxy card. If you decide to attend the Special Meeting online, you will be able to change your vote or revoke your proxy, even if you have previously submitted your proxy.

On behalf of Galera, I would like to thank you for your continued support.

Sincerely,

J. Mel Sorensen, M.D.

President, Chief Executive Officer and Director

PRELIMINARY COPY – SUBJECT TO COMPLETION – DATED AUGUST 23, 2024

GALERA THERAPEUTICS, INC.

45 Liberty Blvd, Suite 230

Malvern, Pennsylvania 19355

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To be held on October 17, 2024

Time and Date	October 17, 2024 at 9:00 a.m. Eastern Time

Place	The special meeting of stockholders (the “Special Meeting”) of Galera Therapeutics, Inc. (“Galera,” the “Company,” “we,” “us” and “our”) will be held in a virtual format only at www.virtualshareholdermeeting.com/GRTX2024SM.

Items of Business

•  The approval of the liquidation and dissolution of the Company and the Plan of Liquidation and Dissolution (the “Plan of Dissolution”), attached hereto as Exhibit A, which, if approved, will authorize the Board to liquidate and dissolve the Company in accordance with the Plan of Dissolution (the “Dissolution Proposal”).

•  To adjourn the Special Meeting, from time to time, to a later date or dates, even if a quorum is present, to solicit additional proxies in the event that there are not sufficient votes at the time of the Special Meeting to approve the Dissolution Proposal (the “Adjournment Proposal”).

•  To transact such other business as may properly come before the Special Meeting or any adjournments, postponements or continuations thereof.

Board Recommendations	After careful consideration of a number of factors, as described in the attached proxy statement, the Board has unanimously determined that the Dissolution Proposal and Adjournment Proposal are advisable and in the best interests of Galera and its stockholders. The Board unanimously recommends that you vote “FOR” each of the Dissolution Proposal and the Adjournment Proposal.

Record Date	Only holders of our common stock, par value $0.001 per share, as of the close of business on August 27, 2024 (the “Record Date”) are entitled to receive notice of, and to vote at, the Special Meeting, or any continuation, postponement or adjournment thereof.

Proxy Voting

IMPORTANT

Please vote your shares at your earliest convenience. Promptly voting your shares via the Internet, by telephone, or by completing, signing, dating and returning your proxy card will save the expense and extra work of additional solicitation. Submitting your proxy now will not prevent you from voting your shares at the Special Meeting, as your proxy is revocable at your option.

A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, and any other documents incorporated by reference herein, excluding exhibits and annexes, will be furnished without charge to any stockholder of record as of the Record Date, upon written request to Galera Therapeutics, Inc., 45 Liberty Boulevard, Suite 230, Malvern, Pennsylvania 19355. The attached proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, and any other documents incorporated by reference therein, are also available on the SEC’s website at www.sec.gov.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting to Be Held on October 17, 2024 at 9:00 a.m. Eastern Time. This proxy statement is available on Galera Therapeutics’ website at https://investors.galeratx.com/ in the SEC Filings section of the Investors webpage, and it is being mailed to stockholders on or about September 3, 2024.

By order of the Board of Directors,

J. Mel Sorensen, M.D.

President, Chief Executive Officer and Director

PROXY STATEMENT

FOR THE SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON OCTOBER 17, 2024

This proxy statement (including the documents incorporated by reference and all appendices attached hereto, the “Proxy Statement”) is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Galera Therapeutics, Inc. (“Galera,” the “Company,” “we,” “us,” and “our”) for use at a special meeting of stockholders (including any adjournments, postponements or continuations thereof, the “Special Meeting”).

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL MEETING TO BE HELD ON OCTOBER 17, 2024: THIS PROXY STATEMENT IS FIRST BEING MADE AVAILABLE OR DISTRIBUTED, AS THE CASE MAY BE, TO STOCKHOLDERS OF RECORD ON AUGUST 27, 2024.

PROXY STATEMENT SUMMARY

This summary is included to provide an introduction and overview of the information contained in this Proxy Statement. This is a summary only and does not contain all of the information we have included in this Proxy Statement. You should refer to the full Proxy Statement for more information about us and the proposals you are being asked to consider. For more complete information regarding our performance, please review our Annual Report on Form 10-K for the year ended December 31, 2023 filed with the U.S. Securities and Exchange Commission (the “SEC”) on March 28, 2024 and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2024 and June 30, 2024 filed with the SEC on May 13, 2024 and August 14, 2024.

INFORMATION ABOUT THE SPECIAL MEETING

Time and Date	October 17, 2024 at 9:00 a.m. Eastern Time

Place	The Special Meeting will be held in a virtual format only at www.virtualshareholdermeeting.com/GRTX2024SM.

Items of Business

•  The approval of the liquidation and dissolution of the Company and the Plan of Liquidation and Dissolution (the “Plan of Dissolution”), attached hereto as Exhibit A, which, if approved, will authorize the Board to liquidate and dissolve the Company in accordance with the Plan of Dissolution (the “Dissolution Proposal”).

•  To adjourn the Special Meeting, from time to time, to a later date or dates, even if a quorum is present, to solicit additional proxies in the event that there are not sufficient votes at the time of the Special Meeting to approve the Dissolution Proposal (the “Adjournment Proposal”).

•  To transact such other business as may properly come before the Special Meeting or any adjournments, postponements or continuations thereof.

Board Recommendations	After careful consideration of a number of factors, as described in the attached proxy statement, the Board has unanimously determined that the Dissolution Proposal and Adjournment Proposal are advisable and in the best interests of Galera and its stockholders. The Board unanimously recommends that you vote “FOR” each of the Dissolution Proposal and the Adjournment Proposal.

Record Date	Only holders of our common stock, par value $0.001 per share (“Common Stock”), as of the close of business on August 27, 2024 (the “Record Date”) are entitled to receive notice of, and to vote at, the Special Meeting, or any continuation, postponement or adjournment thereof.

Proxy Voting	Please vote your shares at your earliest convenience. Promptly voting your shares via the Internet, by telephone, or by completing, signing, dating and returning your proxy card will save the expense and extra work of additional solicitation. Submitting your proxy now will not prevent you from voting your shares at the Special Meeting, as your proxy is revocable at your option.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Proxy Statement contains forward-looking statements including within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements other than statements of historical fact contained in this Proxy Statement are “forward-looking statements” for purposes of this Proxy Statement. These statements involve known and unknown risks, uncertainties, assumptions and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “target,” “predict,” “project,” “contemplate,” “should,” “will,” “would,” “continue” or the negative or plural of those terms or other similar expressions.

Forward-looking statements in this Proxy Statement include, but are not limited to:

•	plans and expectations for the proposed dissolution of the Company (the “Dissolution”);

•	beliefs about the Company’s available options and financial condition;

•	all statements regarding the tax and accounting consequences of the transactions contemplated by the Dissolution;

•	all statements regarding the amount and timing of distributions made to stockholders, if any, in connection with the Dissolution; and

•	the timing of any of the foregoing.

The forward-looking statements in this Proxy Statement are only predictions. We based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. Forward-looking statements are inherently subject to risks, uncertainties and assumptions, some of which cannot be predicted or quantified and some of which are beyond our control. Risks, uncertainties and assumptions that may cause actual results to differ materially from current expectations include, among other things, those set forth in under the caption “Risk Factors” in this Proxy Statement and Galera’s most recent Annual Report on Form 10-K and its Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2024, each filed with the SEC, as such factors may be updated from time to time.

Any forward-looking statement in this Proxy Statement reflects our current view with respect to future events, speaks only as of the date of this Proxy Statement, and is subject to these and other risks, uncertainties and assumptions. Given these uncertainties, you should not rely on these forward-looking statements as predictions of future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, our information may be incomplete or limited and we cannot guarantee future results. Moreover, we operate in an evolving environment. New risk factors and uncertainties may emerge from time to time, and it is not possible for management to predict all risk factors and uncertainties. Except as required by law, we do not plan, and assume no obligation, to update or revise these forward-looking statements for any reason, even if new information becomes available in the future. We qualify all of our forward-looking statements by these cautionary statements.

Website addresses referenced in this Proxy Statement are provided for convenience only, and the content on the referenced websites does not constitute a part of this Proxy Statement.

RISK FACTORS

The following risk factors, together with the other information in this Proxy Statement and in the “Risk Factors” sections included in the documents incorporated by reference into this Proxy Statement (see the section entitled “Where You Can Find Additional Information” beginning on page 36 of this Proxy Statement), should be carefully considered before deciding whether to vote to approve the Dissolution Proposal as described in this Proxy Statement. In addition, stockholders should keep in mind that the risks described below are not the only risks that are relevant to your voting decision. The risks described below are the risks regarding the Dissolution that we currently believe are the material risks of which our stockholders should be aware. Nonetheless, additional risks that are not presently known to us, or that we currently believe are not material, may also prove to be important.

RISKS RELATED TO THE DISSOLUTION

We cannot predict the timing of the distributions to stockholders.

Our current intention is that, if approved by our stockholders, the Certificate of Dissolution would be filed promptly after such approval; however, the timing of such filing and the decision of whether or not to proceed with the Dissolution will be made by the Board in its sole discretion and in its own timing. No further stockholder approval would be required to effect the Dissolution. However, if the Board determines that the Dissolution is not in our best interest or the best interest of our stockholders, the Board may, in its sole discretion, abandon the Dissolution or may amend or modify the Plan of Dissolution to the extent permitted by Delaware law without the necessity of further stockholder approval. After the Certificate of Dissolution has been filed, revocation of the Dissolution would require stockholder approval under Delaware law.

Under Delaware law, before a dissolved corporation may make any distribution to its stockholders, it must pay or make reasonable provision to pay all of its claims and obligations, including all contingent, conditional or unmatured contractual claims known to the corporation. Furthermore, we may be subject to potential liabilities relating to indemnification obligations, if any, to third parties or to our current and former officers and directors. It might take significant time to resolve these matters, and as a result we are unable to predict the timing of distributions, if any are made, to our stockholders.

We cannot assure you as to the amount of distributions, if any, to be made to our stockholders.

We cannot predict with certainty the amount of distributions, if any, to our stockholders. Amounts, if any, may be paid in one or more distributions. Such distributions if any, will not occur until after the Certificate of Dissolution is filed, and we cannot predict the timing or amount, if any, of such distributions, as uncertainties as to the ultimate amount of our liabilities, the operating costs and amounts to be set aside for claims, obligations and provisions during the liquidation and winding-up process, and the related timing to complete such transactions make it impossible to predict with certainty the actual net cash amount that could ultimately be available for distribution to stockholders or the timing of such distributions, if any. Examples of uncertainties that could reduce the value of distributions to our stockholders include, without limitation: unanticipated costs relating to the defense, satisfaction or settlement of lawsuits or other claims threatened against us or our directors or officers; amounts necessary to resolve claims of any creditors or other third parties; and delays in the liquidation and dissolution or other winding up process.

In addition, as we wind down, we will continue to incur expenses from operations, including directors’ and officers’ insurance; payments to service providers and any continuing employees or consultants; taxes; legal, accounting and consulting fees and expenses related to our filing obligations with the SEC, which will reduce any amounts available for distribution to our stockholders. As a result, we cannot assure you as to amounts, if any, to be distributed to our stockholders if the Board proceeds with the Dissolution. If our stockholders do not approve the Dissolution Proposal, we will not be able to proceed with the Dissolution, and no liquidating distributions will be made in connection therewith.

It is the current intent of the Board, assuming approval of the Dissolution, that any cash will first be used to pay our outstanding current liabilities and then will be retained to pay ongoing corporate and administrative costs and expenses associated with winding down the company, liabilities and potential liabilities relating to or arising out of any litigation matters and potential liabilities relating to our indemnification obligations, if any, to our service providers, or to our current and former officers and directors.

The Board will determine, in its sole discretion, the timing of the distribution of the remaining amounts, if any, to our stockholders in the Dissolution. We can provide no assurance as to if or when any such distribution will be made, and we cannot provide any assurance as to the amount, if any, to be paid to stockholders in any such distribution, if one is made. To the extent funds are available for distribution to stockholders, the Board intends to seek to distribute such funds to our stockholders as quickly as possible, as permitted by the Delaware General Corporation Law (the “DGCL”), and intends to take all reasonable actions to optimize the distributable value to our stockholders.

If our stockholders do not approve the Dissolution Proposal, we would not be able to continue our business operations.

On October 31, 2023, we announced that, in light of our financial condition and the U.S. Food and Drug Administration (the “FDA”) reiterating the need for an additional Phase 3 trial of avasopasem for radiotherapy-induced severe oral mucositis in patients with head and neck cancer in order to resubmit the New Drug Application, together with the our decision to halt the GRECO trials following a futility analysis of the GRECO-2 trial, the Company was seeking a plan to review strategic alternatives. In connection with this strategic review, we ceased all clinical development. If our stockholders do not approve the Dissolution Proposal, the Board will continue to explore what, if any, alternatives are available for the future of the Company in light of its discontinued business activities and the lack of resources; however, those alternatives are likely limited to seeking voluntary dissolution at a later time with potentially diminished assets, seeking bankruptcy protection (should our net assets decline to levels that would require such action) or investing our cash in another operating business. It is unlikely that these alternatives would result in greater stockholder value than the proposed Plan of Dissolution and the Dissolution.

The Board may determine not to proceed with the Dissolution.

Even if the Dissolution Proposal is approved by our stockholders, the Board may determine in its sole discretion not to proceed with the Dissolution. Further, the Board has not set a deadline to make its decision on whether to proceed with the Dissolution after stockholder approval is obtained. If our Board elects to pursue any alternative to the Plan of Dissolution, our stockholders may not receive any of the funds that might otherwise be available for distribution to our stockholders. After the Certificate of Dissolution has been filed, revocation of the Dissolution would require stockholder approval under Delaware law.

Our stockholders may be liable to third parties for part or all of the amount received from us in our liquidating distributions if reserves are inadequate.

If the Dissolution becomes effective, we may establish a contingency reserve designed to satisfy any additional claims and obligations that may arise. Any contingency reserve may not be adequate to cover all of our claims and obligations. Under the DGCL, if we fail to create an adequate contingency reserve for payment of our expenses, claims and obligations, each stockholder could be held liable for payment to our creditors for claims brought prior to or after the expiration of the Survival Period (as defined below) after we file the Certificate of Dissolution with the Secretary of State (or, if we choose the Safe Harbor Procedures (as defined under the section entitled “Proposal 1—Approval of the Dissolution Pursuant to the Plan of Dissolution—Delaware Law Applicable to Our Dissolution—Payments and Distributions to Claimants and Stockholders—Safe Harbor Procedures under DGCL Sections 280 and 281(a)” beginning on page 19 of this Proxy Statement), for claims brought prior to the expiration of the Survival Period), up to the lesser of (i) such stockholder’s pro rata share of amounts owed to creditors in excess of the contingency reserve and (ii) the amounts previously received by such stockholder in Dissolution from us and from any liquidating trust or trusts. Accordingly, in such event, a stockholder could be required to return part or all of the distributions previously made to such stockholder, and a stockholder could receive nothing from us under the Plan of Dissolution. Moreover, if a stockholder has paid taxes on amounts previously received, a repayment of all or a portion of such amount could result in a situation in which a stockholder may incur a net tax cost if the repayment of the amount previously distributed does not cause a commensurate reduction in taxes payable.

Our stockholders of record will not be able to buy or sell shares of our Common Stock after we close our stock transfer books on the Effective Time.

If the Board determines, in its sole discretion and in its own timing, to proceed with the Dissolution (assuming stockholder approval), we intend to close our stock transfer books and discontinue recording transfers of our Common Stock at the Effective Time. After we close our stock transfer books, we will not record any further transfers of our Common Stock on our books except by will, intestate succession or operation of law. Therefore, shares of our Common Stock will not be freely transferable after the Effective Time. As a result of the closing of the stock transfer books, all liquidating distributions in the Dissolution will likely be made pro rata to the same stockholders of record as the stockholders of record as of the Effective Time.

We plan to initiate steps to exit from our reporting requirements under the Exchange Act, which would substantially reduce publicly available information about us. If the exit process is protracted, we will continue to bear the expense of being a public reporting company despite having no source of revenue.

Our Common Stock is currently registered under the Exchange Act, which requires that we, and our officers and directors with respect to Section 16 of the Exchange Act, comply with certain public reporting and proxy statement requirements thereunder. Compliance with these requirements is costly and time-consuming. We plan to initiate steps to exit from such reporting requirements as required by the OTC Pink Market in order to curtail expenses; however, such process may be protracted, and we may be required to continue to file Current Reports on Form 8-K or other reports to disclose material events, including those related to the Dissolution. Accordingly, we will continue to incur expenses that will reduce any amount available for distribution, including expenses of complying with public company reporting requirements and paying its service providers, among others. If our reporting obligations cease, publicly available information about us will be substantially reduced.

Stockholders may not be able to recognize a loss for U.S. federal income tax purposes until they receive a final distribution from us.

Distributions (if any) made pursuant to the Plan of Dissolution are intended to be treated as received by a stockholder as a series of liquidating distributions. Accordingly, as a result of the Dissolution, for U.S. federal income tax purposes, a stockholder that is a U.S. Holder (as defined in “Proposal 1—Approval of the Dissolution Pursuant to the Plan of Dissolution—Certain Material U.S. Federal Income Tax Consequences of the Proposed Dissolution”) generally will recognize gain or loss on a share-by-share basis equal to the difference between (1) the sum of the amount of cash and the fair market value of property, if any, distributed to the U.S. Holder with respect to each share of Common Stock, less any known liabilities assumed by the U.S. Holder or to which the distributed property (if any) is subject, and (2) the U.S. Holder’s adjusted tax basis in each share of our Common Stock. A liquidating distribution pursuant to the Plan of Dissolution may occur at various times and in more than one tax year. Any loss generally will be recognized by a U.S. Holder only in the tax year in which the U.S. Holder receives our final liquidating distribution, and then only if the aggregate value of all liquidating distributions (if any) with respect to a share of our Common Stock is less than the U.S. Holder’s tax basis for that share.

For a more detailed discussion, including with respect to Non-U.S. Holders (as defined below), see the section entitled “Proposal 1—Approval of the Dissolution Pursuant to the Plan of Dissolution—Certain Material U.S. Federal Income Tax Consequences of the Proposed Dissolution” beginning on page 27 of this Proxy Statement. Stockholders are urged to consult with their tax advisors as to the specific tax consequences to them of the Dissolution pursuant to the Plan of Dissolution.

The tax treatment of any liquidating distribution may vary from stockholder to stockholder, and the discussions in this Proxy Statement regarding tax consequences are general in nature.

We have not requested a ruling from the IRS with respect to the anticipated tax consequences of the Dissolution, and we will not seek an opinion of counsel with respect to the anticipated tax consequences of any liquidating distributions. If any of the anticipated tax consequences described in this Proxy Statement prove to be incorrect, the result could be increased taxation at the corporate or stockholder level, thus reducing the benefit to our stockholders and us from the Dissolution. Tax considerations applicable to particular stockholders may vary with and be contingent on the stockholder’s individual circumstances.

You should consult your tax advisor for tax advice instead of relying on the discussions of tax consequences in this Proxy Statement.

QUESTIONS AND ANSWERS REGARDING THIS SOLICITATION AND VOTING AT THE SPECIAL MEETING

The following are some of the questions you may have as a Galera stockholder and answers to those questions. These questions and answers highlight only some of the information contained in this Proxy Statement. You should carefully read this entire document, including all exhibits and annexes hereto, to fully understand the Dissolution Proposal, the Adjournment Proposal and the voting procedures for the Special Meeting.

SPECIAL MEETING AND VOTING

When and where will the Special Meeting be held?

The Special Meeting will be held on October 17, 2024 at 9:00 a.m. Eastern Time. The Special Meeting will be a completely virtual meeting, which will be conducted via live webcast. You will be able to attend the Special Meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/GRTX2024SM and entering the control number located on your proxy card or on the instructions that accompanied your proxy materials. If you lose your control number, you may join the Special Meeting as a “guest,” but you will not be able to vote, ask questions or access the list of stockholders as of the close of business on August 27, 2024, the Record Date.

Why am I receiving these materials, and who is soliciting my vote?

We sent you this Proxy Statement because our Board is soliciting your proxy to vote at the Special Meeting that Galera is holding to seek stockholder approval of the Dissolution Proposal and the Adjournment Proposal, as described in further detail herein. This Proxy Statement summarizes the information you need to vote at the Special Meeting. You do not need to attend the Special Meeting to vote your shares.

Why hold a virtual meeting?

We believe that hosting a virtual meeting is in the best interest of the Company and its stockholders, enabling increased stockholder attendance and participation because stockholders can participate from any location around the world. Additionally, we believe a virtual format significantly contributes to our efforts to maintain a safe and healthy environment for our directors, members of management and stockholders who wish to attend the Special Meeting. You will be able to attend the Special Meeting online and submit your questions by visiting www.virtualshareholdermeeting.com/GRTX2024SM. You also will be able to vote your shares electronically at the Special Meeting by following the instructions below.

What is the purpose of the Special Meeting?

At the Special Meeting, stockholders will vote on the matters described in the accompanying Notice of Special Meeting and this Proxy Statement. The only matters expected to be voted upon at the Special Meeting are the Dissolution Proposal and the Adjournment Proposal.

In October 2023, we announced that we had engaged Stifel, Nicolaus & Company, Inc. to assist in reviewing strategic alternatives with the goal of maximizing value for our stockholders. We are unable to continue our ongoing operations with our current cash and anticipated future cash flow and we have been unable to secure additional equity, debt or other financing. Therefore, following the conclusion of our review of strategic alternatives, on August 8, 2024, the Board approved the Dissolution and Plan of Dissolution, subject to stockholder approval. The Board has a duty to take the actions that it believes will result in the best recovery for Galera’s creditors while preserving, if possible, the potential for a distribution of any residual value to stockholders. The Board has therefore deemed it advisable and in the best interests of Galera and its stockholders to effectuate the Dissolution. The Board believes that the Dissolution presents the best opportunity for the highest possible recovery under the circumstances for creditors, and while uncertain, preserving the opportunity for future payments to Galera’s stockholders. See “Background of the Proposed Dissolution.”

When is the Record Date for the Special Meeting?

The Record Date for determination of stockholders entitled to vote at the Special Meeting is the close of business on August 27, 2024.

Which stockholders may vote?

The Board has fixed the close of business on August 27, 2024 as the Record Date for determining the stockholders of Galera who are entitled to receive notice of the Special Meeting and to vote their shares at the Special Meeting. Only stockholders as of the Record Date will be entitled to notice of, and to vote at, the Special Meeting, or any continuation, postponement or adjournment thereof. Each share of Galera’s Common Stock is entitled to one vote. As of the Record Date, Galera had issued and outstanding [•] shares of Common Stock.

What am I being asked to vote on?

The Board is asking Galera’s stockholders of record at the close of business on August 27, 2024, the Record Date for the Special Meeting, to consider and vote upon the Dissolution Proposal and Adjournment Proposal. As of the date of this Proxy Statement, the Board currently knows of no other business that will be presented for consideration at the Special Meeting. In the event any matters other than those referred to in the accompanying Notice of Special Meeting and this Proxy Statement should properly come before and be considered at the Special Meeting, it is intended that any proxy holder may vote on the matter in his or her discretion on behalf of the stockholder or stockholders granting such proxy.

Why is Galera seeking a stockholder vote on the Adjournment Proposal?

Adjourning the Special Meeting to a later date will give the Board additional time to solicit proxies and obtain sufficient votes in favor of approval of the Dissolution Proposal if there are not sufficient votes to approve such proposal at the time of the Special Meeting. Consequently, Galera is seeking your approval of the Adjournment Proposal to ensure that, if necessary, and even if a quorum is present, Galera will have enough time to solicit the required votes for approval of the Dissolution Proposal.

What are the recommendations of the Board for how I should vote my shares?

The Board unanimously recommends that you vote “FOR” the Dissolution Proposal and “FOR” the Adjournment Proposal.

Who can attend the Special Meeting?

Only stockholders of record as of the close of business on the Record Date, or their duly appointed proxies, may attend the Special Meeting. To attend and participate in the Special Meeting, you will need the control number included on your proxy card or on the instructions that accompanied your proxy materials. If your shares are held in “street name”, you should contact your bank or broker to obtain your control number or otherwise vote through the bank or broker. If you lose your control number, you may join the Special Meeting as a “guest” but you will not be able to vote, ask questions or access the list of stockholders as of the close of business on the Record Date. The meeting webcast will begin promptly October 17, 2024 at 9:00 a.m. Eastern Time. We encourage you to access the meeting prior to the start time. Online check-in will begin at 8:45 a.m. Eastern Time, and you should allow ample time for the check-in procedures. To attend and participate in the Special Meeting, you will need the control number included on your proxy card. A complete list of such stockholders will be open to the examination of any stockholder for a period of ten days prior to the Special Meeting for a purpose germane to the meeting by sending an email to Jennifer Evans Stacey at jevansstacey@galeratx.com, stating the purpose of the request and providing proof of ownership of the Company’s stock. The list of these stockholders will also be available on the bottom of your screen during the Special Meeting after entering the control number on your proxy card or on the materials provided by your bank or broker. The Special Meeting may be continued, adjourned, or postponed from time to time without notice other than by announcement at the Special Meeting.

How is a quorum reached?

A quorum must be present at the Special Meeting for any business to be conducted. The holders of a majority in voting power of the Company’s Common Stock issued and outstanding and entitled to vote, present in person, including by remote communication, or represented by proxy, constitutes a quorum. If you sign and return your paper proxy card or authorize a proxy to vote electronically or telephonically, your shares will be counted to determine whether we have a quorum even if you abstain or fail to vote as indicated in the proxy materials. There are [•] shares of our Common Stock outstanding and entitled to vote on the Record Date. Shares present virtually during the Special Meeting will be considered shares of Common Stock represented in person at the meeting.

Under the DGCL, shares that “abstain” or are “withheld” from voting and “broker non-votes” are counted as present for purposes of determining whether a quorum is present at the Special Meeting. If a quorum is not present or represented at the scheduled time of the Special Meeting, (i) the chairperson of the Special Meeting or (ii) a majority in voting power of the stockholders entitled to vote at the Special Meeting, present in person, including by remote communication, or represented by proxy, may adjourn the Special Meeting in accordance with Section 2.9 of the Bylaws until a quorum is present or represented.

What vote is needed for each of the proposals to be adopted?

Under the DGCL, the affirmative vote of a majority of the shares of our Common Stock outstanding as of the Record Date and entitled to vote on the Dissolution Proposal is required to approve the Dissolution Proposal. Abstentions and broker non-votes for the Dissolution Proposal will have the same effect as votes “Against” the Dissolution Proposal.

If a quorum is present at the Special Meeting, the affirmative vote of the holders of a majority in voting power of the votes cast affirmatively or negatively is required for the approval of the Adjournment Proposal. Broker non-votes and abstentions will not be counted as votes cast on the matter and will have no effect on the outcome of the Adjournment Proposal.

What is a broker non-vote?

Generally, a broker non-vote occurs when shares held by a bank, broker or other nominee for a beneficial owner are not voted with respect to a particular proposal because (i) the nominee has not received voting instructions from the beneficial owner and (ii) the nominee lacks discretionary voting power to vote such shares. Under applicable stock exchange rules, banks, brokers and other nominees who hold shares of Galera’s Common Stock for beneficial owners have the discretion to vote on routine matters when they have not received voting instructions from those beneficial owners. On a non-routine matter, banks, brokers and other nominees do not have the discretion to direct the voting of the beneficial owners’ shares (as they do on a routine matter), and, if the beneficial owner has not provided voting instructions with respect to that matter, there will be a “broker non-vote” on the matter. Galera urges you to provide instructions to your bank, broker or other nominee so that your votes may be counted for each proposal to be voted upon. You should provide voting instructions for your shares by following the instructions provided on the voting instruction form that you receive from your bank, broker or other nominee.

The Dissolution Proposal and Adjournment Proposal are both considered non-routine matters.

What is the difference between being a “record holder” and holding shares in “street name”?

A record holder (also called a “registered holder”) holds shares in his or her name. Shares held in “street name” means that shares are held in the name of a bank, broker or other nominee on the holder’s behalf.

What do I do if my shares are held in “street name”?

If your shares are held in a brokerage account or by a bank or other holder of record, you are considered the “beneficial owner” of such shares held in “street name.” The proxy materials have been forwarded to you by your broker, bank or other nominee who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank or other holder of record on how to vote your shares by following their instructions for voting. Please refer to information from your bank, broker or other nominee on how to submit your voting instructions.

How do I vote my shares prior to the Special Meeting or if I do not plan on attending the Special Meeting?

We recommend that stockholders submit a proxy even if they plan to attend the Special Meeting and vote electronically.

Stockholders of Record. If you are a stockholder of record, there are three ways to submit a proxy:

•	by Telephone—You can submit a proxy by telephone by calling 800-690-6903 and following the instructions on the proxy card;

•	by Internet—You can submit a proxy over the Internet at www.proxyvote.com by following the instructions on your proxy card; or

•	by Mail—You can submit a proxy by mail by signing, dating and mailing the proxy card, which you may have received by mail.

Telephone and Internet voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m., Eastern Time on October 16, 2024. To participate in the Special Meeting, including to submit a proxy via the Internet or telephone, you will need the control number included on your proxy card or on the instructions that accompanied your proxy materials.

Beneficial Owners of Shares Held in “Street Name.” If your shares are held in the name of a bank, broker or other holder of record, you will receive instructions on how to vote from the bank, broker or holder of record. You must follow the instructions of such bank, broker or holder of record in order for your shares to be voted.

How can I attend and vote at the Special Meeting?

We will be hosting the Special Meeting via live audio webcast. Any stockholder can attend the Special Meeting online at www.virtualshareholdermeeting.com/GRTX2024SM. If you were a stockholder as of the Record Date, or you hold a valid proxy for the Special Meeting, then you can vote at the Special Meeting. A summary of the information you need to attend the Special Meeting online is provided below:

•	Instructions on how to attend and participate via the Internet, including how to demonstrate proof of stock ownership, are posted at www.virtualshareholdermeeting.com/GRTX2024SM.

•	Assistance with questions regarding how to attend and participate via the Internet will be provided at www.virtualshareholdermeeting.com/GRTX2024SM on the day of the Special Meeting.

•	Webcast starts at 9:00 a.m. Eastern Time.

•	You will need your control number to enter the Special Meeting.

•	Stockholders may submit questions while attending the Special Meeting via the Internet.

To attend and participate in the Special Meeting, you will need the control number included on your proxy card or on the instructions that accompanied your proxy materials. If your shares are held in “street name”, you should contact your bank or broker to obtain your control number or otherwise vote through the bank or broker. If you lose your control number, you may join the Special Meeting as a “guest”, but you will not be able to vote, ask questions or access the list of stockholders as of the Record Date.

Even if you plan to attend the Special Meeting, we encourage you to vote in advance by Internet, telephone or mail so that your vote will be counted even if you later decide not to attend the Special Meeting.

Can I revoke or change my vote after I submit my proxy?

Yes. Whether you have submitted a proxy by Internet, telephone or mail, if you are a stockholder of record, you may change your vote and revoke your proxy by:

•

sending a written statement to that effect to the attention of our Chief Executive Officer at Galera Therapeutics, Inc., 45 Liberty Boulevard, Suite 230, Malvern, Pennsylvania 19355 provided such statement is received no later than October 16, 2024;

•	submitting another proxy by Internet or telephone at a later time before the closing of those voting facilities at 11:59 p.m., Eastern Time on October 16, 2024;

•	submitting a properly signed proxy card with a later date that is received no later than October 16, 2024; or

•	attending the Special Meeting, revoking your proxy and voting during the Special Meeting.

If you hold shares in street name, you may submit new voting instructions by contacting your bank, broker or other nominee. You may also change your vote or revoke your proxy during the Special Meeting if you obtain a legal proxy from the record holder (broker, bank or other nominee) giving you the right to vote the shares.

Your most recent proxy card or telephone or Internet proxy is the one that is counted. Your attendance at the Special Meeting by itself will not revoke your proxy unless you give written notice of revocation to the Company before your proxy is voted or you vote at the Special Meeting.

Who will count the votes?

A representative of Broadridge Financial Solutions, Inc., our inspector of election, will tabulate and certify the votes.

What if I vote for one, but not all, of the proposals?

Shares of Galera’s Common Stock represented by proxies received by Galera (whether received through the return of the enclosed proxy card or received by telephone or via the Internet) where the stockholder has provided voting instructions with respect to the proposals described in this Proxy Statement will be voted in accordance with the voting instructions so made. If your proxy card is properly executed and returned but does not contain voting instructions as to one or more of the proposals to be voted upon at the Special Meeting, or if you give your proxy by telephone or via the Internet without indicating how you want to vote on each of the proposals to be voted upon at the Special Meeting, your shares will be voted “FOR” the Dissolution Proposal and Adjournment Proposal.

Who will pay for the cost of this proxy solicitation?

Galera is making the solicitation and will bear the costs of soliciting proxies. In addition to solicitations by mail, our directors, members of management, and consultants, without additional remuneration, may solicit proxies by telephone, text message, facsimile, email, personal interviews, and other means. We have requested that brokerage houses, custodians, nominees, and fiduciaries forward copies of the proxy materials to the persons for whom they hold shares and request instructions for voting the proxies. We will reimburse the brokerage houses and other persons for their reasonable out-of-pocket expenses in connection with this distribution. We have also engaged Campaign Management, LLC (“Campaign Management”), a proxy solicitation firm, to solicit proxies on the Board’s behalf. We expect to pay Campaign Management a fee of approximately $13,500, plus additional costs for certain supplemental items and reimbursement for reasonable out-of-pocket expenses incurred in the process of soliciting proxies.

How can I access the proxy materials electronically?

Copies of the Notice of Special Meeting, this Proxy Statement and Galera’s Annual Report on Form 10-K for the year ended December 31, 2023, as well as other materials filed by Galera with the SEC, are available without charge to stockholders on Galera’s corporate website at www.galeratx.com.

May I still sell my shares of Common Stock?

Yes, for a limited period of time. We expect that our Common Stock will continue to be traded on the OTC Pink Market prior to the Special Meeting. However, the Board may direct that our stock transfer books be closed and that recording of transfers of Common Stock discontinued and the stock transfer books will be closed upon the Effective Time.

Do I have appraisal rights?

No. Under Delaware law, you do not have appraisal rights in connection with any of the proposals.

What if during the check-in time or during the Special Meeting, I have technical difficulties or trouble accessing the virtual meeting website?

We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting website. If you encounter any difficulties accessing the virtual meeting website during the check-in or meeting time, please call the technical support number that will be posted on the Special Meeting login page.

Who can help answer my additional questions?

If you have any additional questions about the Special Meeting, Dissolution, Plan of Dissolution, Dissolution Proposal, or Adjournment Proposal, or how to submit your proxy, or if you need additional copies of this Proxy Statement or the enclosed proxy card or voting instructions, please send an email to Jennifer Evans Stacey at jevansstacey@galeratx.com or contact Campaign Management, the proxy solicitation firm assisting Galera Therapeutics:

Strategic Stockholder Advisor and Proxy Solicitation Agent

15 West 38th Street, Suite #747, New York, New York 10018

North American Toll-Free Phone:

1-844-394-4517

Email: info@campaign-mgmt.com

Call Collect Outside North America: +1 (212) 632-8422

How can I know the voting results?

We plan to announce preliminary voting results at the Special Meeting and will publish final results in a Current Report on Form 8-K to be filed with the SEC within four business days following the Special Meeting.

PROPOSED DISSOLUTION OF THE COMPANY

Why is Galera seeking a stockholder vote on the Dissolution Proposal?

Under Section 275(b) of the DGCL, a Delaware corporation must obtain the approval of the holders of a majority of the outstanding stock of the corporation entitled to vote thereon before proceeding with a dissolution of the corporation. The Board therefore is seeking stockholder approval of the Dissolution Proposal in order to comply with Delaware law.

Why is the Board recommending approval of the Dissolution pursuant to the Plan of Dissolution?

The Board carefully reviewed and considered its options in light of the financial position of the Company, including our available cash, resources and operations following and in light of our previously announced review and pursuit of strategic alternatives. After due consideration of the options available to the Company, our Board has determined that Dissolution pursuant to the Plan of Dissolution is advisable and in the best interests of the Company and our stockholders. See “Proposal 1: Approval of the Dissolution Pursuant to the Plan of Dissolution—Reasons for the Proposed Dissolution.”

What does the Plan of Dissolution entail?

The Plan of Dissolution provides an outline of the steps for the Dissolution of the Company under Delaware law. The Plan of Dissolution provides that we will file the Certificate of Dissolution following stockholder approval of the Dissolution; however, the decision of whether or not to proceed with the Dissolution and when to file the Certificate of Dissolution will ultimately be made by the Board in its sole discretion and in its own timing.

What will happen if the Dissolution is approved?

If the Dissolution is approved by our stockholders, our Board will have sole discretion to determine if and when (at such time as they deem appropriate following stockholder approval of the Dissolution) to proceed with the Dissolution. If the Board decides to proceed with the Dissolution, we will follow the dissolution and winding-up procedures prescribed by the DGCL and Plan of Dissolution, which requires, among other things, that the Company files a Certificate of Dissolution.

If our Board determines that the Dissolution is not in our best interests or not in the best interests of our stockholders, our Board may direct that the Dissolution be abandoned, or may amend or modify the Plan of Dissolution to the extent permitted by Delaware law without the necessity of further stockholder approval. After the Certificate of Dissolution has been filed, revocation of the Dissolution would require stockholder approval under Delaware law.

Do I have appraisal rights in connection with the Dissolution?

None of Delaware law, our Restated Certificate of Incorporation, as amended, or our Amended and Restated Bylaws provides for appraisal or other similar rights for dissenting stockholders in connection with the Dissolution, and we do not intend to independently provide stockholders with any such right.

Are there any risks related to the Dissolution?

Yes. You should carefully review the section entitled “Risk Factors” beginning on page 4 of this Proxy Statement for a description of risks related to the Dissolution.

Will I owe any U.S. federal income taxes as a result of the Dissolution?

If the Dissolution is approved and implemented, distributions made pursuant to the Plan of Dissolution are intended to be treated as received by a stockholder as a series of liquidating distributions and could result in a U.S. federal income tax liability to the stockholder. A stockholder that is a U.S. Holder (as defined in “Proposal 1—Approval of the Dissolution Pursuant to the Plan of Dissolution—Certain Material U.S. Federal Income Tax Consequences of the Proposed Dissolution”) generally will recognize gain or loss on a share-by-share basis equal to the difference between (1) the sum of the amount of cash and the fair market value of property, if any, distributed to the U.S. Holder with respect to each share of our Common Stock, less any known liabilities assumed by the U.S. Holder or to which the distributed property (if any) is subject, and (2) the U.S. Holder’s adjusted tax basis in each share of our Common Stock. For a more detailed discussion, including with respect to Non-U.S. Holders (as defined below), see the section entitled “Proposal 1—Approval of the Dissolution Pursuant to the Plan of Dissolution—Certain Material U.S. Federal Income Tax Consequences of the Proposed Dissolution” beginning on page 27 of this Proxy Statement. Stockholders are urged to carefully review the discussion of tax matters within this Proxy Statement and to consult their tax advisors as to the specific tax consequences to them of the Dissolution.

What will happen to our Common Stock if the Certificate of Dissolution is filed with the Secretary of State of Delaware?

If connection with the filing of the Certificate of Dissolution is filed with the Secretary of State, we intend for our Common Stock (if not previously delisted and deregistered) to be delisted from the OTC Pink Market and deregistered under the Exchange Act. From and after the effective time of the Certificate of Dissolution as filed with the Secretary of State of Delaware (the “Effective Time”), and subject to applicable law, each holder of shares of our Common Stock shall cease to have any rights in respect of that stock, except the right to receive distributions, if any, pursuant to and in accordance with the Plan of Dissolution and the DGCL. After the Effective Time, our stock transfer records shall be closed, and we will not record or recognize any transfer of our Common Stock occurring after the Effective Time, except such transfers occurring by will, intestate succession or operation of law. Under the DGCL, no stockholder shall have any appraisal rights in connection with the Dissolution.

We expect to file the Certificate of Dissolution and for the Dissolution to become effective as soon as reasonably practicable after the Dissolution is approved by our stockholders; however, the decision of whether or not to proceed with the Dissolution and the timing of such filing will be made by the Board in its sole discretion and in its own timing.

PROPOSAL 1: APPROVAL OF THE DISSOLUTION PURSUANT TO THE PLAN OF DISSOLUTION

Our Board has (i) determined that the Dissolution is advisable and in the best interests of the Company and our stockholders, (ii) approved the Dissolution and (iii) adopted the Plan of Dissolution. The reasons for the Dissolution are described under “Background of the Proposed Dissolution” beginning on page 17 of this Proxy Statement. The Dissolution requires approval by the holders of a majority of our outstanding Common Stock on the Record Date entitled to vote on the Dissolution Proposal. Our Board unanimously recommends that our stockholders authorize the Dissolution.

In general terms, when we dissolve, we will cease conducting our business, wind up our affairs, dispose of any remaining non-cash assets, pay or otherwise provide for our obligations, and distribute our remaining assets, if any, during a post-dissolution period of at least three years, as required by the DGCL. With respect to the Dissolution, we will follow the liquidation, dissolution and winding-up procedures prescribed by the DGCL and our Plan of Dissolution, as described in further detail under “Delaware Law Applicable to Our Dissolution” beginning on page 18 of this Proxy Statement. You should carefully consider the risk factors relating to our complete liquidation and dissolution as described under “Risk Factors - Risks Related to The Dissolution” beginning on page 4 of this Proxy Statement.

Subject to the requirements of the DGCL and our Plan of Dissolution described in this Proxy Statement, we will use our existing cash to pay for our winding up procedures, including:

•	the payment of income and other taxes;

•

the payment of the costs associated with our Dissolution and winding up over the Survival Period (as defined in the section entitled “Our Plan of Dissolution” below); these costs may include, among others, expenses necessary to the implementation and administration of our Plan of Dissolution and fees and other amounts payable to professional advisors (including legal counsel, financial advisors and others) and to consultants and others assisting us with our Dissolution;

•	the payment of any claims by others against us that we do not reject as part of the dissolution process;

•	the payment of any amounts owed by us under contracts with third parties;

•

the funding of any reserves or other security we are required to establish, or deem appropriate to establish, to pay for asserted claims (including lawsuits) and possible future claims, as further described below; and

•

solely to the extent we have cash remaining after provision for the above-described payments and funding of any reserves or other security we are required to establish or deem appropriate to establish, liquidating distributions to be made to our stockholders, which distributions may be made from time to time as available and in accordance with the procedures required by the DGCL and the Plan of Dissolution as described below.

Distributions to Stockholders

Distributions, if any, to our stockholders may be paid in one or more distributions. Such distributions will not occur until after the Certificate of Dissolution is filed, and we cannot predict the timing or amount of any such distributions, as uncertainties as to the ultimate amount of our liabilities, the operating costs and amounts to be set aside for claims, obligations and provisions during the liquidation and winding-up process, and the related timing to complete such transactions make it impossible to predict with certainty the actual net cash amount that will ultimately be available for distribution to stockholders or the timing of any such distributions. Examples of uncertainties that could reduce the value of distributions, if any, to our stockholders include, without limitation: unanticipated costs relating to the defense, satisfaction or settlement of future lawsuits or other claims threatened against us or our officers or directors (including currently unknown claims); amounts necessary to resolve claims of our creditors; and delays in the liquidation and dissolution or other winding up of our subsidiaries due to our inability to settle claims or otherwise.

Amounts, if any, we will be able to distribute to our stockholders in liquidation are subject to change and outside of our control. While we intend to pursue matters related to our liquidation and winding up as quickly as possible if we obtain approval from our stockholders, the timing of many elements of this process after our Dissolution will not be entirely within our control and, therefore, we are unable to estimate when we would be able to begin making any post-Dissolution liquidating distributions to our stockholders. See the section entitled “Risk Factors — Risks Related to The Dissolution” beginning on page 4 of this Proxy Statement.

The description of the Dissolution contained in this introductory section is general in nature and is subject to various other factors and requirements, as described in greater detail below.

Background of the Proposed Dissolution; Reasons for the Proposed Dissolution

In the ordinary course from time to time, our Board and management team have evaluated and considered a variety of financial and strategic opportunities for the Company as part of our long-term strategy to enhance value for our stockholders, including potential acquisitions, divestitures, business combinations and other transactions.

As part of the ongoing consideration and evaluation of our long-term prospects and strategies, our Board frequently reviews, with our management, strategic and financial alternatives in light of developments in our business, the competitive landscape, the economy generally and financial markets, all with the goal of enhancing value for our stockholders and making a positive impact in patients’ lives. As part of this process, from time to time, our management has engaged in business development and/or strategic discussions with industry participants. This includes contacts with numerous companies regarding potential global and regional partnerships, as well as a number of discussions with companies about strategic transactions.

Historically, we were a clinical-stage biotechnology company focused on developing a pipeline of novel, proprietary therapeutics that have the potential to transform radiotherapy in cancer. We have not generated revenue since our inception and historically financed our operations primarily with the proceeds from issuance of equity securities and borrowings under loan and security agreements.

In August 2023, we announced receipt of a Complete Response Letter (“CRL”) from the FDA regarding our New Drug Application (“NDA”) for avasopasem for radiotherapy-induced severe oral mucositis in patients with head and neck cancer undergoing standard-of-care treatment. In the CRL, the FDA communicated that results from an additional clinical trial will be required for resubmission. During a Type A meeting held in September 2023 between the FDA and us, and in the subsequently received meeting minutes, the FDA reiterated the need for a second, Phase 3 trial to support resubmission of the NDA. With our current resources it was not feasible to conduct this additional trial. We sought opportunities to raise funds to support this additional trial, but those funds were not available. In connection with the avasopasem CRL, we wound down our commercial readiness efforts for avasopasem, reduced headcount across several other departments and began to pursue strategic alternatives, including seeking purchasers for our assets or acquirors for the entire company. The reduction in force, which was approved by our Board, reduced our workforce by 22 employees, or approximately 70%, as of August 9, 2023 (“Workforce Reduction”). The decision was based on cost-reduction initiatives intended to reduce operating expenses, so that we could extend the time period during which we could pursue these strategic alternatives. In October 2023, we halted our Phase 2b GRECO-2 trial of rucosopasem in patients with locally advanced pancreatic cancer after a futility analysis of the trial, which indicated that the trial was unlikely to succeed. At the same time, we also halted our Phase 1/2 GRECO-1 trial of rucosopasem in patients with non-small cell lung cancer. In October 2023, we also announced that we had engaged Stifel, Nicolaus & Company, Inc. to assist in pursuing and reviewing strategic alternatives. In connection with these activities and as a result of the status of our clinical trials, we ceased all clinical development activities at this time. After seeking potential funding sources and pursuing other ways to continue Galera’s business, such as a merger, asset sale or strategic partnership, we have been unable to find a viable alternative to the Dissolution. As a result, our Board determined that Dissolution is the preferred strategy among the alternatives available and is in the best interests of our stockholders. Therefore, on August 8, 2024, our Board adopted resolutions approving the Plan of Dissolution and the Dissolution and recommending that our stockholders approve the Plan of Dissolution and the Dissolution. As of the date of this Proxy Statement, the Company does not have any offer to purchase the entire company or any of its product candidates or any other reasonable and viable strategic alternative.

Our Board believes that pursuing a wind-up of the Company in accordance with the Plan of Dissolution gives our Board the most flexibility to optimize the value of our assets for our stockholders.

In making its determination to approve the Dissolution, the Board considered, in addition to other pertinent factors, the fact that Galera currently has no significant remaining business operations or business prospects; the fact that Galera will continue to incur substantial accounting, legal and other expenses associated with being a public company despite having no source of revenue or financing alternatives; and the fact that Galera has conducted an evaluation to identify remaining strategic alternatives involving Galera’s assets or Galera as a whole, such as a merger, asset sale, strategic partnership or other business combination transaction, that would have a reasonable likelihood of providing value to our stockholders in excess of the amount the stockholders would receive in a liquidation. As a result of its evaluation, the Board concluded that the Dissolution is the preferred strategy among the alternatives now available to Galera and is in the best interests of Galera and its stockholders. Accordingly, the Board approved the Dissolution of Galera pursuant to the Plan of Dissolution and recommends that our stockholders approve the Dissolution Proposal. See “Proposal 1: Approval of the Dissolution Pursuant to the Plan of Dissolution—Sale of Our Remaining Assets.”

Delaware Law Applicable to our Dissolution

We are a corporation organized under the laws of the State of Delaware and the Dissolution will be governed by the DGCL. The following is a brief summary of some of the DGCL provisions applicable to the Dissolution. The following summary is qualified in its entirely by Sections 275 through 283 of the DGCL, which are attached to this Proxy Statement as Annex A.

Delaware Law Generally

Authorization of Board and Stockholders. If a corporation’s board of directors deems it advisable that the corporation should dissolve, it may adopt a resolution to that effect by a majority vote of the whole board and notify the corporation’s stockholders entitled to vote on the dissolution of the adoption of the resolution and the calling of a meeting of stockholders to act on the resolution. Our Board has unanimously adopted a resolution approving the Dissolution and the Plan of Dissolution and declaring them advisable and recommending them to our stockholders. The Dissolution must be authorized and approved by the holders of a majority of our outstanding Common Stock on the Record Date entitled to vote on the Dissolution Proposal.

Certificate of Dissolution. If a corporation’s stockholders authorize its dissolution, the corporation must file a certificate of dissolution with the Secretary of State to consummate the dissolution. If our stockholders authorize the Dissolution at the Special Meeting, we intend to file the Certificate of Dissolution with the Secretary of State as soon as practicable after the receipt of such approval. However, the timing of such filing is subject to the discretion of the Board.

Possible Permitted Abandonment of Dissolution. The resolution authorizing a dissolution adopted by a corporation’s board of directors may provide that, notwithstanding authorization of the dissolution by the corporation’s stockholders, the board of directors may abandon the dissolution without further action by the stockholders. While we do not currently foresee any reason that our Board would abandon the Dissolution once it is authorized by our stockholders, to provide our Board with the maximum flexibility to act in the best interests of our stockholders, the resolutions adopted by our Board and the Plan of Dissolution included language providing the Board with the flexibility to abandon the Dissolution without further action of our stockholders at any time prior to the filing of the Certificate of Dissolution.

Time of Dissolution. When a corporation’s certificate of dissolution is filed with the Secretary of State and has become effective, along with the corporation’s tender of all taxes (including Delaware franchise taxes) and fees authorized to be collected by the Secretary of State, the corporation will be dissolved. We refer to the effective time of the Certificate of Dissolution herein as the “Effective Time.”

Continuation of Corporation After Dissolution

A dissolved corporation continues its existence for three years after dissolution, or such longer period as the Delaware Court of Chancery may direct, for the purpose of prosecuting and defending suits and enabling the corporation to settle and close its business, to dispose of and convey its property, to discharge its liabilities and to distribute to its stockholders any remaining assets. A dissolved corporation may not, however, continue the business for which it was organized. Any action, suit or proceeding begun by or against the corporation before or during the Survival Period (as defined below) does not abate by reason of the dissolution, and for the purpose of any such action, suit or proceeding, the corporation will continue beyond the Survival Period until any related judgments, orders or decrees are fully executed, without the necessity for any special direction by the Delaware Court of Chancery. Our Plan of Dissolution will govern our winding up process after Dissolution. See the section entitled “Our Plan of Dissolution” beginning on page 22 of this Proxy Statement.

Payment and Distribution to Claimants and Stockholders

A dissolved corporation must make provision for the payment (or reservation of funds as security for payment) of claims against the corporation in accordance with the applicable provisions of the DGCL and the distribution of remaining assets to the corporation’s stockholders. The dissolved corporation may do this by following one of two procedures, as described below.

Safe Harbor Procedures under DGCL Sections 280 and 281(a) (the “Safe Harbor Procedures”)

A dissolved corporation may elect to give notice of its dissolution to persons having a claim against the corporation (other than claims against the corporation in any pending actions, suits or proceedings to which the corporation is a party) (“Current Claimants”) and to persons with contractual claims contingent on the occurrence or nonoccurrence of future events or otherwise conditional or unmatured (“Contingent Contractual Claimants”), and after giving these notices, must follow the procedures set forth in the DGCL, as described below.

The Plan of Dissolution provides the Board with the discretion to elect to follow the Safe Harbor Procedures rather than the Alternative Procedures (as defined below).

Current Claimants

Notices and Publication. The notice to Current Claimants must state (1) that all such claims must be presented to the corporation in writing and must contain sufficient information that will reasonably inform the corporation of the identity of the claimant and the substance of the claim; (2) the mailing address to which the claim must be sent; (3) the date (the “Claim Date”) by which the claim must be received by the corporation, which must be no earlier than 60 days from the date of the corporation’s notice; (4) that the claim will be barred if not received by the Claim Date; (5) that the corporation may make distributions to other claimants and the corporation’s stockholders without further notice to the Current Claimant; and (6) the aggregate annual amount of all distributions made by the corporation to its stockholders for each of the three years before the date of dissolution. The notice must be published at least once a week for two consecutive weeks in a newspaper of general circulation in the county in which the corporation’s registered agent in Delaware is located and in the corporation’s principal place of business and, in the case of a corporation having $10 million or more in total assets at the time of dissolution, at least once in all editions of a daily newspaper with a national circulation. On or before the date of the first publication of the notice, the corporation must also mail a copy of the notice by certified or registered mail, return receipt requested, to each known claimant of the corporation, including persons with claims asserted against the corporation in a pending action, suit or proceeding to which the corporation is a party.

Effect of Non-Responses to Notices. If the dissolved corporation does not receive a response to the corporation’s notice by the Claim Date from a Current Claimant who was given actual notice according to the foregoing paragraph, then the claimant’s claim will be barred.

Treatment of Responses to Notices. If the dissolved corporation receives a response to the corporation’s notice by the Claim Date, the dissolved corporation may accept or reject, in whole or in part, the claim. If the dissolved corporation rejects a claim, it must mail a notice of the rejection to the Current Claimant by certified or registered mail, return receipt requested, within 90 days after receipt of the claim (or, if earlier, at least 150 days before the expiration of the Survival Period). The notice must state that any claim so rejected will be barred if the Current Claimant does not commence an action, suit or proceeding with respect to the claim within 120 days of the date of the rejection.

Effect of Non-Responses to Rejections of Claims. If the dissolved corporation rejects a claim and the Current Claimant does not commence an action suit or proceeding with respect to the claim within the 120-day post-rejection period, then the Current Claimant’s claim will be barred.

Contingent Contractual Claims

Notices. The notice to Contingent Contractual Claimants (persons with contractual claims contingent on the occurrence or nonoccurrence of future events or otherwise conditional or unmatured) must be in substantially the same form and sent and published in the same manner, as notices to Current Claimants and shall request that Contingent Contractual Claimants present their claims in accordance with the terms of such notice.

Responses to Contractual Claimants. If the dissolved corporation receives a response by the date specified in the notice by which the claims from Contingent Contractual Claimants must be received by the corporation, which must be no earlier than 60 days from the date of the corporation’s notice to Contingent Contractual Claimants, the dissolved corporation must offer to the Contingent Contractual Claimant such security as the dissolved corporation determines is sufficient to provide compensation to the claimant if the claim matures. This offer must be mailed to the Contingent Contractual Claimant by certified or registered mail, return receipt requested, within 90 days of the dissolved corporation’s receipt of the claim (or, if earlier, at least 150 days before the expiration of the post- dissolution survival period). If the Contingent Contractual Claimant does not deliver to the dissolved corporation a written notice rejecting the offer within 120 days after receipt of the offer for security, the claimant is deemed to have accepted the security as the sole source from which to satisfy the claim against the dissolved corporation.

Determinations by Delaware Court of Chancery

A dissolved corporation that has complied with the Safe Harbor Procedures must petition the Delaware Court of Chancery to determine the amount and form of security that will be (1) reasonably likely to be sufficient to provide compensation for any claim against the dissolved corporation that is the subject of a pending action, suit or proceeding to which the dissolved corporation is a party, other than a claim barred pursuant to the Safe Harbor Procedures, (2) sufficient to provide compensation to any Contingent Contractual Claimant who has rejected the dissolved corporation’s offer for security for such person’s claims made pursuant to the Safe Harbor Procedures, and (3) reasonably likely to be sufficient to provide compensation for claims that have not been made known to the dissolved corporation or that have not arisen but that, based on facts known to the dissolved corporation, are likely to arise or to become known to the dissolved corporation within five years after the date of dissolution or such longer period of time as the Delaware Court of Chancery may determine, not to exceed ten years after the date of dissolution.

Payments and Distributions

If a dissolved corporation has followed the Safe Harbor Procedures, then it will (1) pay the current claims made but not rejected, (2) post the security offered and not rejected for contractual claims that are contingent, conditional or unmatured, (3) post any security ordered by the Delaware Court of Chancery in response to the dissolved corporation’s petition to the court described above, and (4) pay or make provision for all other claims that are mature, known and uncontested or that have been finally determined to be owing by the dissolved corporation. If there are insufficient assets to make these payments and provisions, then they will be satisfied ratably in accordance with legal priorities, to the extent that assets are available.

All remaining assets will be distributed to the dissolved corporation’s stockholders, but not earlier than 150 days after the date of the last notice of rejection given by the dissolved corporation to a Current Claimant pursuant to the Safe Harbor Procedures.

Alternative Procedures under DGCL Section 281(b) (the “Alternative Procedures”)

If a dissolved corporation does not elect to follow the Safe Harbor Procedures, it must adopt a plan of distribution pursuant to which it will (1) pay or make reasonable provision to pay all claims and obligations, including all contingent, conditional or unmatured contractual claims known to the corporation, (2) make such provision as will be reasonably likely to be sufficient to provide compensation for any claim against the dissolved corporation that is the subject of a pending action, suit or proceeding to which the dissolved corporation is a party and (3) make such provision as will be reasonably likely to be sufficient to provide compensation for claims that have not been made known to the dissolved corporation or that have not arisen but that, based on facts known to the dissolved corporation, are likely to arise or to become known to the dissolved corporation within ten years after the date of dissolution. If there are insufficient assets to make these payments and provisions, then they will be satisfied ratably in accordance with legal priorities, to the extent assets are available. All remaining assets will be distributed to the dissolved corporation’s stockholders.

The Plan of Dissolution adopted by the Board and proposed to the stockholders for approval constitutes the plan of distribution for purposes of the Alternative Procedures. The Board currently anticipates dissolving Galera in accordance with the Alternative Procedures, but retains the discretion to elect to follow the Safe Harbor Procedures.

Liabilities of Stockholders and Directors

If a dissolved corporation follows either the Safe Harbor Procedures or the Alternative Procedures, then (1) a stockholder of the dissolved corporation’s will not be liable for any claim against the dissolved corporation in an amount in excess of the lesser of (a) the stockholder’s pro rata share of the claim and (b) the amount distributed to the stockholder. If a dissolved corporation follows the Safe Harbor Procedures, then a stockholder of the dissolved corporation will not be liable for any claim against the dissolved corporation pursuant to any action, suit or proceeding that is not begun before the expiration of the Survival Period. In no event will the aggregate liability of a stockholder of a dissolved corporation for claims against the dissolved corporation exceed the amount distributed to the stockholder in dissolution. If a dissolved corporation fully complies with either the Safe Harbor Procedures or the Alternative Procedures, then the dissolved corporation’s directors will not be personally liable to the dissolved corporation’s claimants.

Application of These Procedures to Us

We currently plan to elect to follow the Alternative Procedures. However, our Plan of Dissolution provides our Board with the discretion to decide to instead follow the Safe Harbor Procedures.

OUR PLAN OF DISSOLUTION

The Dissolution will be conducted in accordance with the Plan of Dissolution, which is attached to this Proxy Statement as Exhibit A and incorporated by reference into this Proxy Statement. The following is a summary of our Plan of Dissolution and does not purport to be complete or contain all of the information that is important to you. To understand our Plan of Dissolution more fully, you are urged to read this Proxy Statement as well as the Plan of Dissolution. Our Plan of Dissolution may be modified, clarified or amended by action of our Board at any time and from time to time, as further described below.

Authorization and Effectiveness

Our Plan of Dissolution will be deemed approved if the holders of a majority of the outstanding stock entitled to vote on the Dissolution Proposal approve the Dissolution Proposal and will constitute our authorized plan of distribution pursuant to Section 281(b) of the DGCL and will evidence our authority to take all actions described in the Plan of Dissolution. Following the authorization of the Dissolution by our stockholders, at such time as our Board determines to be appropriate, we will file the Certificate of Dissolution with the Secretary of State and ensure that all relevant taxes (including Delaware franchise taxes) and fees authorized to be collected by the Secretary of State are paid. The Effective Time of our Dissolution will be when the Certificate of Dissolution is filed with the office of the Secretary of State or such later date and time that is stated in the Certificate of Dissolution.

Survival Period

For three years after the Effective Time (or such longer period as the Delaware Court of Chancery may direct) (the “Survival Period”), we will continue as a body corporate for the purpose of prosecuting and defending lawsuits (civil, criminal or administrative) by or against us; settling and closing our business; disposing of and conveying our property; discharging our liabilities in accordance with the DGCL; and distributing our remaining assets to our stockholders. We will no longer engage in the development of therapeutics that have the potential to transform radiotherapy in cancer, except to the extent necessary to preserve the value of our assets and wind up our business affairs in accordance with our Plan of Dissolution. We anticipate that distributions, if any, to our stockholders will be made in cash, and may be made at any time, from time to time, in accordance with the DGCL.

General Liquidation, Winding Up and Distribution Process

We intend to elect to follow the Alternative Procedures described under the section entitled “Alternative Procedures under DGCL Section 281(b)” beginning on page 21 of this Proxy Statement but our Board retains the discretion to opt to dissolve the Company in accordance with the Safe Harbor Procedures.

Continuing Employees and Consultants

During the Survival Period, we may retain, hire, employ or contract with employees, consultants, agents, trustees, independent professional advisors (including legal counsel, accountants and financial advisors) and others, as the Board may determine, from time to time, to be necessary or advisable to effect the Dissolution as described in our Plan of Dissolution. The Board expects that during the Dissolution, the Company will continue to retain Development Specialists, Inc. to help with the winding-up activities and administering the Dissolution. The Board also expects that outside legal and financial advisors will continue to advise on and assist with the Dissolution.

After filing the Certificate of Dissolution, the Board expects it will maintain the size of the Board at one Board seat to save costs.

We may, in the absolute discretion of the Board, pay the Company’s directors, any employees it may hire, consultants, agents and other representatives, compensation or additional compensation above their regular compensation, including pursuant to severance and retention agreements, in money or other property, in recognition of the extraordinary efforts they will be required to undertake in connection with the implementation of the Plan of Dissolution; however, given the Company’s already streamlined operations, the Board does not expect to need to hire any employees or otherwise expand the team of advisors and consultants currently in place.

Sale of Our Remaining Assets

We have a broad portfolio of patent applications, know how, trade secrets, and other intellectual property that covers our potential product candidate pipeline. We believe the breadth and depth of our intellectual property is a strategic asset that has the potential to provide a significant advantage to other companies. The Plan of Dissolution contemplates the sale of all of our remaining non-cash assets, including our intellectual property, if and at such time as the Board may approve, without further stockholder approval. The Plan of Dissolution does not specify the manner in which we may sell our assets. Such sales could take the form of sales of individual assets, sales of groups of assets organized by type of asset or otherwise, a single sale of all or substantially all of our assets, or some other form of sale. The assets may be sold to one or more purchasers in one or more transactions over a period of time. It is not anticipated that any further stockholder votes will be solicited with respect to the approval of the specific terms of any particular sales of assets approved by the Board. We do not anticipate amending or supplementing this Proxy Statement to reflect any such agreement or sale, unless required by applicable law, or selling any additional assets in the future. There can be no assurance that these efforts will yield the desired outcome or result in the greatest recovery, if any, for our stockholders. See the section entitled “Risk Factors—Risks Related to the Dissolution” beginning on page 4 of this Proxy Statement.

Costs and Expenses

We will pay all costs and expenses that the Board may determine from time to time to be necessary or advisable to effect the Dissolution in accordance with the Plan of Dissolution and as may be necessary or advisable to continue our existence and operations. These costs and expenses may include, without limitation, brokerage, agency, professional, consulting and other fees and expenses of persons rendering services to the Company in connection with the matters described in the Plan of Dissolution and costs incurred to comply with contracts to which the Company is a party.

Indemnification

We will continue to indemnify our current and former officers, directors, employees and agents in accordance with, and to the extent required or permitted by, the DGCL, our Restated Certificate of Incorporation, as amended, our Amended and Restated Bylaws and any contractual arrangements, whether these arrangements existed before the Dissolution or were entered into after the Dissolution. During the Survival Period, acts and omissions of any indemnified or insured person in connection with the implementation of the Plan of Dissolution will be covered to the same extent that they were covered before the effective time of the Dissolution. The Board is authorized to obtain and maintain insurance as may be necessary to cover the Company’s indemnification obligations, including seeking an extension in time and coverage of our insurance policies currently in effect.

Stockholder Consent

Authorization of the Dissolution by the holders of a majority of the outstanding Common Stock of the Company entitled to vote thereon shall, to the fullest extent permitted by law, constitute approval of all matters described in this Proxy Statement relating to the Dissolution, including our Plan of Dissolution.

Authorization of the Dissolution by the holders of a majority of the outstanding Common Stock of the Company entitled to vote thereon shall constitute the authorization of the sale, exchange or other disposition in liquidation of all of the remaining property and assets of the Company after the effective time of the Dissolution, whether the sale, exchange or other disposition occurs in one transaction or a series of transactions, and shall constitute ratification of any and all contracts for sale, exchange or other disposition that are conditioned on stockholder approval. We note that we have not solicited, and do not intend to solicit, affiliates to purchase our assets as part of the Plan of Dissolution. The Plan of Dissolution is not intended as a “going private transaction” within the meaning of Rule 13e-3 under the Exchange Act. In the event that our plans change, and we engage in a transaction identified in Rule 13e-3 with an affiliate, we would comply with the requirements of Rule 13e-3, including filing a Schedule 13e-3.

Subsidiaries

As part of the Dissolution, we may take actions with respect to our subsidiaries, in accordance with the requirements of the laws and charter documents governing each subsidiary, to liquidate, dissolve and wind up or otherwise dispose of each such subsidiary.

Legal Claims

We will defend any claims against us, our officers or directors or our subsidiaries, whether a claim exists before the Effective Time or is brought during the Survival Period, based on advice and counsel of our legal and other advisors and in such manner, at such time and with such costs and expenses as our Board may approve from time to time. During the Survival Period, we may continue to prosecute any claims that we had against others before the Effective Time and may institute any new claims against any person as the Board may determine necessary or advisable to protect the Company and its assets and rights or to implement the Plan of Dissolution. At the Board’s discretion, we may defend, prosecute or settle any lawsuits, as applicable.

Effective Time; Stock of the Company

The Effective Time will be the time the Certificate of Dissolution is filed with the office of the Secretary of State or such later date and time that is stated in the Certificate of Dissolution.

From and after the Effective Time, and subject to applicable law, each holder of shares of our Common Stock shall cease to have any rights in respect of that stock, except the right to receive distributions, if any, pursuant to and in accordance with the Plan of Dissolution and the DGCL. After the Effective Time, our stock transfer records shall be closed, and we will not record or recognize any transfer of our Common Stock occurring after the Effective Time, except such transfers occurring by will, intestate succession or operation of law. We expect the Effective Time to be as soon as reasonably practicable after the Dissolution is approved by our stockholders. No stockholder shall have any appraisal rights in connection with our Dissolution and winding-up.

Unclaimed Distributions

If any distribution to a stockholder cannot be made, whether because the stockholder cannot be located, has not surrendered a certificate evidencing ownership of the Company’s Common Stock or provided other evidence of ownership as required in the Plan of Dissolution or by the Board or for any other reason, the distribution to which the stockholder is otherwise entitled will be transferred, at such time as the final liquidating distribution is made by us, or as soon as practicable after that distribution, to the official of such state or other jurisdiction authorized by applicable law to receive the proceeds of the distribution. The proceeds of such distribution will thereafter be held solely for the benefit of and for ultimate distribution to the stockholder as the sole equitable owner of the distribution and will be treated as abandoned property and escheat to the applicable state or other jurisdiction in accordance with applicable law. The proceeds of any such distribution will not revert to or become the property of the Company or any of its stockholders.

Liquidating Trust

While we do not currently propose transferring our assets to a liquidating trust, we may do so if deemed appropriate by our Board, based on advice of our legal, tax and accounting advisors. We may, for example, transfer assets to a liquidating trust if we are unable to complete the Dissolution within the initial three years of the Survival Period.

Abandonment, Exceptions, Modifications, Clarifications and Amendments

Notwithstanding the authorization of the Dissolution by our stockholders as described in this Proxy Statement, our Board will have the right, as permitted by the DGCL and the resolutions of the Board recommending the Dissolution to the stockholders for approval, to abandon the Dissolution at any time before the Effective Time and terminate our Plan of Dissolution, without any action by our stockholders, if our Board determines that doing so is in the best interest of us and our stockholders. Without further action by our stockholders, our Board may, to the extent permitted by Delaware law, waive, modify or amend any part of our Plan of Dissolution, and may provide for exceptions to or clarifications of the terms of our Plan of Dissolution. After the Effective Time, revocation of the Dissolution would require stockholder approval under Delaware law.

Contingent Liabilities; Reserves

Under Delaware law, we are required, in connection with the Dissolution, to pay or make reasonable provision for payment of our liabilities and obligations. We will pay all of our expenses (including operating and wind-up expenses to be incurred throughout the Dissolution and wind-up process) and other known, non-contingent liabilities. We have used and anticipate continuing to use cash until the end of the Survival Period for a number of items, including, but not limited to, the following:

•	expenses, including retention amounts, incurred in connection with extending our directors’ and officers’ insurance coverage;

•	expenses incurred in connection with the Dissolution;

•	taxes imposed upon us and any of our assets; and

•	professional, legal, consulting and accounting fees.

We will maintain a reserve, consisting of cash or other assets that we believe will be adequate for the satisfaction of all of our current unknown, contingent and/or conditional claims and liabilities. We may also take other steps to provide for the satisfaction of the reasonably estimated amount of such claims and liabilities, including acquiring insurance coverage with respect to certain claims and liabilities.

The estimated amount of a reserve (if any) would be based upon certain estimates and assumptions and a review of our estimated operating expenses and future estimated liabilities, including, without limitation, estimated operating costs, directors’ and officers’ insurance, legal, accounting and consulting fees and miscellaneous expenses, and accrued expenses reflected in our financial statements. There can be no assurance that the reserve will be sufficient. If any of our estimates regarding the expenses to be incurred in the liquidation process, including expenses of personnel required and other operating expenses (including legal, accounting and consulting fees) necessary to dissolve and liquidate the Company and the expenses to satisfy outstanding obligations, liabilities and claims during the liquidation process, are inaccurate, we may be required to increase the amount of the reserve. After the liabilities, expenses and obligations for which the reserve is established have been satisfied in full (or determined not to be owed), we will distribute to our stockholders any remaining portion of the reserve.

In the event we fail to create an adequate reserve for the payment of our expenses and liabilities and amounts have been distributed to the stockholders under the Plan of Dissolution, our creditors may be able to pursue claims against our stockholders directly to the extent that they have claims co-extensive with such stockholders’ receipt of liquidating distributions. See the section entitled “Risk Factors—Risk Factors Related to the Dissolution—Our stockholders may be liable to third parties for part or all of the amount received from us in our liquidating distributions if reserves are inadequate” beginning on page 4 of this Proxy Statement.

If it was determined by a court that we failed to make adequate provision for our expenses and liabilities or if the amount required to be paid in respect of such liabilities exceeded the amount available from the reserve and any assets of the liquidating trust or trusts, a creditor of ours could seek an injunction against the making of liquidating distributions under the Plan of Dissolution on the grounds that the amounts to be distributed were needed to provide for the payment of our expenses and liabilities. Any such action could delay or substantially diminish the cash distributions to be made to stockholders under the Plan of Dissolution.

Reporting Requirements

Whether or not the Dissolution is approved, we will have an obligation to continue to comply with the applicable reporting requirements of the Exchange Act until we have exited from such reporting requirements. We plan to initiate steps to exit from certain reporting requirements under the Exchange Act. However, such process may be protracted and we may be required to continue to file Current Reports on Form 8-K to disclose material events, including those related to the Dissolution. Accordingly, we will continue to incur expenses that will reduce any amount available for distribution, including expenses of complying with public company reporting requirements and paying our service providers, among others.

Interests of Certain Persons in the Dissolution

After the Effective Time, we expect that Matthew Sorenson of Development Specialists, Inc. will act as the sole member of our Board and our President and Secretary, for the purpose of winding up our business and affairs. We expect to compensate this individual for his service in these roles during the Dissolution.

See “Security Ownership of Certain Beneficial Owners and Management” for information regarding the number of shares of Common Stock owned by our directors and executive officers.

Our Restated Certificate of Incorporation, as amended, and Amended and Restated Bylaws

During the Survival Period, we will continue to be governed by our Restated Certificate of Incorporation, as amended, and Amended and Restated Bylaws, insofar as their terms apply and insofar as necessary or appropriate to implement our Plan of Dissolution. Our Board will continue to have the authority to amend our Amended and Restated Bylaws as it may deem necessary or advisable.

Authority of the Board

If the Plan of Dissolution is approved by our stockholders, our Board, without further action by our stockholders, will be authorized to take all actions as it deems necessary or advisable to implement our Plan of Dissolution. All determinations and decisions to be made by our Board will be at the absolute and sole discretion of our Board.

CERTAIN MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE PROPOSED DISSOLUTION

The following discussion is a summary of the material U.S. federal income tax consequences of the proposed Dissolution to U.S. Holders and Non-U.S. Holders (each as defined below), but does not purport to be a complete analysis of all potential tax effects. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local, or non-U.S. tax laws are not discussed. This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service (the “IRS”), in each case in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a stockholder of our Common Stock. We have not sought and will not seek an opinion of counsel or any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS or a court will not take a contrary position to that discussed below regarding the tax consequences of the Dissolution.

This discussion is limited to U.S. Holders and Non-U.S. Holders that hold our Common Stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all of the U.S. federal income tax consequences that may be relevant to our stockholders in light of their individual circumstances, including the impact of the Medicare contribution tax on net investment income and the alternative minimum tax. In addition, it does not address any U.S. federal income tax consequences to our stockholders o are subject to special rules, such as:

•	banks, financial institutions, or insurance companies;

•	tax-exempt organizations or governmental organizations;

•	persons who hold shares of our Common Stock as part of a straddle, hedge, integrated transaction, or conversion transaction;

•	U.S. expatriates and former citizens or long-term residents of the United States;

•	persons holding shares through a partnership, S-corporation or pass-through entity;

•	persons deemed to sell our Common Stock under the constructive sale provisions of the Code;

•	brokers, dealers, or traders in securities, commodities, or currencies;

•	other persons who have elected to use mark-to-market treatment;

•	U.S. Holders whose “functional currency” is not the U.S. dollar;

•	regulated investment companies or real estate investment trusts;

•

stockholders who received shares of our Common Stock through the exercise of incentive stock options or through the issuance of restricted stock under an equity incentive plan or otherwise as compensation;

•	persons for whom our Common Stock constitutes “qualified small business stock” under Section 1202 of the Code;

•	“controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax;

•	“qualified foreign pension funds” as defined in Section 897(l)(2) of the Code and entities all of the interests of which are held by qualified foreign pension funds;

•	persons subject to special tax accounting rules as a result of any item of gross income with respect to our Common Stock being taken into account in an applicable financial statement;

•	tax-qualified retirement plans; or

•	persons who own (directly or through attribution) five percent or more (by voting power or value) of our Common Stock.

If a partnership (or other entity or arrangement treated as a partnership for U.S. federal tax purposes) holds our Common Stock, the tax treatment of a partner in that partnership will generally depend on the status of the partner, the activities of the partnership, and certain determinations made at the partner level. Accordingly, partnerships holding our Common Stock and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.

THIS DISCUSSION IS FOR INFORMATION PURPOSES ONLY AND IS NOT LEGAL OR TAX ADVICE. STOCKHOLDERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE DISSOLUTION ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL, OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

Definitions of U.S. Holder and Non-U.S. Holder

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of shares of Common Stock of the

Company that for U.S. federal income tax purposes is:

•	an individual citizen or resident of the United States;

•	a corporation created or organized in or under the laws of the United States or any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income tax regardless of its source; or

•

a trust that (1) is subject to the primary supervision of a U.S. court and one or more United States persons (within the meaning of Section 7701(a)(30) of the Code) have authority to control all of the substantial decisions of the trust, or (2) has a valid election in effect to be treated as a United States person.

For purposes of this discussion, a “Non-U.S. Holder” is any beneficial owner of our Common Stock that is neither a U.S. Holder nor an entity or arrangement treated as a partnership for U.S. federal income tax purposes.

U.S. Federal Income Tax Consequences of the Dissolution

We intend for distributions made pursuant to the Plan of Dissolution to be treated as a series of distributions in complete liquidation of the Company, and this discussion assumes this treatment will be respected. In accordance with such treatment, each of our stockholders will be treated as receiving its portion of such distributions in exchange for its shares of our Common Stock. If a stockholder holds different blocks of shares of our Common Stock (generally, shares of our Common Stock purchased or acquired on different dates or at different prices), the holder’s portion of such distributions must be allocated among the several blocks of shares in the proportion that the number of shares in a particular block bears to the total number of shares owned by the holder.

If we distribute any asset other than cash pursuant to the Plan of Dissolution, or if a stockholder assumes a liability in connection with the Dissolution, the treatment of such asset or liability may vary depending on the circumstances of the stockholder and the nature of the asset or liability. Stockholders should consult their tax advisors with respect to the tax consequences to them of the receipt of any such asset or assumption of any such liability.

Until all of our remaining assets have been distributed to our stockholders or a liquidating trust and the liquidation is complete, we will continue to be subject to U.S. federal income tax on our income, if any, such as interest income. We will recognize gain or loss, if any, upon the sale of any assets held directly by us in connection with our Dissolution in an amount equal to the difference between (1) the fair market value of the consideration received for each asset sold and (2) our adjusted tax basis in the asset sold. We may also recognize income from the liquidation and dissolution of our subsidiaries that will occur as part of the proposed Dissolution. We should not recognize any gain or loss upon the distribution of cash to our stockholders as part of the proposed Dissolution. If we do make a liquidating distribution to our stockholders of property other than cash, we generally will recognize gain or loss upon the distribution of the property as if the property were sold to our stockholders for its fair market value on the date of the distribution. Any tax liability resulting from the proposed Dissolution will reduce the cash available for distribution to our stockholders.

Notwithstanding our position that any distributions made pursuant to the Plan of Dissolution will be treated as a series of distributions in complete liquidation of the Company, it is possible that the IRS or a court could determine that any of these distributions is a current distribution. In addition, if the Dissolution is abandoned or revoked, these distributions would be treated as current distributions. A current distribution would be treated as a dividend for U.S. federal income tax purposes to the extent of our current or accumulated earnings and profits. Under this treatment, amounts not treated as dividends for U.S. federal income tax purposes would constitute a return of capital and first be applied against and reduce a holder’s adjusted tax basis in its shares of our Common Stock, but not below zero. Any excess would be treated as capital gain. Stockholders should consult their tax advisors with respect to the proper characterization of any distributions made pursuant to the Plan of Dissolution.

U.S. Federal Income Tax Consequences to U.S. Holders

U.S. Holders that receive any distributions made by us pursuant to the Plan of Dissolution will be treated as receiving those amounts as full payment in exchange for their shares of Common Stock in the Company. A U.S. Holder generally will recognize gain or loss on a share-by-share basis equal to the difference between (1) the sum of the amount of cash and the fair market value of property, if any, distributed to such holder with respect to each share (including distributions to any liquidating trust, as discussed below), less any known liabilities assumed by the U.S. Holder or to which the distributed property (if any) is subject, and (2) such U.S. Holder’s adjusted tax basis in each share of our Common Stock. Liquidating distributions are first applied against, and reduce, the U.S. Holder’s adjusted tax basis with respect to a share or a block of shares of Common Stock before recognizing any gain or loss. A stockholder will recognize gain to the extent the aggregate distributions allocated to the share of Common Stock or, if applicable, block of Common Stock exceeds the U.S. Holder’s adjusted tax basis with respect to such share or such block. A U.S. Holder will recognize loss only to the extent such holder has an adjusted tax basis with respect to a share or a block after taking into account all liquidating distributions allocated to the share or the block. Any loss can only be recognized in the tax year that a U.S. Holder receives our final liquidating distribution.

Generally, gain or loss recognized by a U.S. Holder in connection with the proposed Dissolution will be capital gain or loss, and will be long-term capital gain or loss if the holder has held a share or block for more than one year or short-term capital gain or loss if the holder has held the share or block for one year or less. Certain U.S. Holders, including individuals, may qualify for preferential tax rates on long-term capital gains. The deductibility of capital losses is subject to certain limitations. Amounts, if any, received by a U.S. Holder upon the resolution of a contingent claim that has been distributed could be considered ordinary income rather than capital gain. U.S. Holders should consult their tax advisors with respect to the tax consequences of receiving a contingent claim as part of the proposed Dissolution.

If a U.S. Holder is required to satisfy any liability not fully covered by our reserve (see the section of this Proxy Statement captioned “Contingent Liabilities; Reserves”), payments by such U.S. Holder in satisfaction of such liabilities would generally result in a capital loss in the year paid, which, in the hands of individual U.S. Holders, cannot be carried back to prior years to offset capital gains realized from a liquidating distribution in those years.

U.S. Federal Income Tax Consequences to Non-U.S. Holders

Non-U.S. Holders that receive any distributions made by us pursuant to the Plan of Dissolution will be treated as receiving those amounts as full payment in exchange for their shares of Common Stock. The amount of any such distributions allocable to a block of shares of our Common Stock owned by the Non-U.S. Holder will reduce the Non-U.S. Holder’s tax basis in such shares, but not below zero. Any excess amount allocable to such shares will be treated as capital gain. A Non-U.S. Holder will not be subject to U.S. federal income tax on any such gain unless:

•

the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such gain is attributable);

•	the Non-U.S. Holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met; or

•	our Common Stock constitutes a U.S. real property interest (“USRPI”) by reason of our status as a U.S. real property holding corporation (“USRPHC”) for U.S. federal income tax purposes.

Gain described in the first bullet point above will generally be subject to U.S. federal income tax on a net income basis at the regular rates. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected gain, as adjusted for certain items.

A Non-U.S. Holder described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on any gain realized, which may be offset by certain U.S. source capital losses of the Non-U.S. Holder (even though the individual is not considered a resident of the United States), provided the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses.

With respect to the third bullet point above, we believe we are not currently and do not anticipate becoming a USRPHC. Because the determination of whether we are a USRPHC depends on the fair market value of our USRPIs relative to the fair market value of our other business assets and our non-U.S. real property interests, however, there can be no assurance we currently are not a USRPHC or will not become one in the future. Even if we are or were a USRPHC, gain recognized by a Non-U.S. Holder will not be subject to U.S. federal income tax if one or more exceptions from these rules under the Code apply.

Non-U.S. Holders should consult their tax advisors regarding potentially applicable income tax treaties that may provide for different rules.

Information Reporting and Backup Withholding

U.S. Holders

A U.S. Holder may be subject to information reporting and backup withholding when such holder receives a distribution made pursuant to the Plan of Dissolution. Certain U.S. Holders are exempt from backup withholding, including corporations and certain tax-exempt organizations. A U.S. Holder will be subject to backup withholding if such holder is not otherwise exempt and:

•	the holder fails to furnish the holder’s taxpayer identification number, which for an individual is ordinarily his or her social security number;

•	the holder furnishes an incorrect taxpayer identification number;

•	the applicable withholding agent is notified by the IRS that the holder previously failed to properly report payments of interest or dividends; or

•

the holder fails to certify under penalties of perjury that the holder has furnished a correct taxpayer identification number and that the IRS has not notified the holder that the holder is subject to backup withholding.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a U.S. Holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS. U.S. Holders should consult their tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption.

Non-U.S. Holders

A distribution made pursuant to the Plan of Dissolution and received within the United States or through certain U.S.-related brokers generally will not be subject to backup withholding or information reporting, if the applicable withholding agent does not have actual knowledge or reason to know the holder is a United States person and the holder either certifies its non-U.S. status, such as by furnishing a valid IRS Form W-8BEN, W-8BEN-E or W-8ECI, or otherwise establishes an exemption. Proceeds from a distribution made pursuant to the Plan of Dissolution and received through a non-U.S. office of a non-U.S. broker generally will not be subject to backup withholding or information reporting.

Copies of information returns that are filed with the IRS may also be made available under the provisions of an applicable treaty or agreement to the tax authorities of the country in which the Non-U.S. Holder resides or is established.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a Non-U.S. Holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

U.S. Federal Income Tax Consequences of a Liquidating Trust

We may transfer our remaining assets and obligations to a liquidating trust if our Board determines that such a transfer is advisable. Under applicable Treasury Regulations, a trust will be treated as a “liquidating trust” if it is organized for the primary purpose of liquidating and distributing the assets transferred to it, and if its activities are all reasonably necessary to and consistent with the accomplishment of that purpose. However, if the liquidation is unreasonably prolonged or if the liquidation purpose becomes so obscured by business activities that the declared purpose of the liquidation can be said to be lost or abandoned, the trust will no longer be considered a liquidating trust and adverse tax consequences may apply to the trust or to stockholders. Although neither the Code nor the Treasury Regulations thereunder provide any specific guidance as to the length of time a liquidating trust may last, the IRS’s guidelines for issuing rulings with respect to liquidating trust status call for a term not to exceed three years, which period may be extended to cover the collection of installment obligations.

If we transfer assets to a liquidating trust and distribute interests in the liquidating trust to stockholders, we intend that such transfer and distribution would be treated for U.S. federal income tax purposes as if we distributed an interest in each of the assets so transferred directly to such stockholders in a liquidating distribution. In that case, each stockholders would be treated generally as described above in respect of such liquidating distribution.

Assuming that the liquidating trust is treated as a “liquidating trust” for U.S. federal income tax purposes, we intend that the liquidating trust would be treated as a “grantor trust” for U.S. federal income tax purposes. In that case, each unit or interest in the liquidating trust would represent ownership of an undivided proportionate interest in all of the assets and liabilities of the liquidating trust and a stockholder would be treated for U.S. federal income tax purposes as receiving or paying, as applicable, directly a pro rata portion of all income, gain, loss, deduction, and credit of the liquidating trust. A stockholder would be taxed each year on its share of income from the liquidating trust, net of such stockholder’s share of any expenses or other amounts that are deductible by such holder for U.S. federal income tax purposes whether or not such stockholder receives a distribution of cash from the liquidating trust that year. When the liquidating trust makes distributions to stockholders, the stockholders generally would recognize no additional gain or loss. The long-term or short-term character of any capital gain or loss recognized in connection with the sale of the liquidating trust’s assets would be determined based upon a holding period commencing at the time of the acquisition by a stockholder of such stockholder’s beneficial interest in the liquidating trust.

The trustee or trustees of the liquidating trust would provide to each holder of units in the liquidating trust after each year end a detailed itemized statement that reports on a per unit basis the stockholder’s allocable share of all the various categories of income and expense of the liquidating trust for the year. Each stockholder must report such items on its U.S. federal income tax return regardless of whether the liquidating trust makes current cash distributions.

If the liquidating trust fails to qualify as a liquidating trust that is a grantor trust for U.S. federal income tax purposes, the consequences to stockholder would depend on the reason for the failure to qualify, and, under certain circumstances, the liquidating trust could be treated as an association taxable as a corporation for U.S. federal income tax purposes. If the liquidating trust is taxable as a corporation, the trust itself would be subject to U.S. federal income tax at the applicable corporate income tax rate. In that case, distributions made by the liquidating trust would be reduced by any such additional taxes imposed on the trust, and a stockholder would be subject to tax upon the receipt of distributions that constitute dividends and distributions in excess of such stockholder’s adjusted tax basis in its interests in the liquidating trust from the trust rather than taking into account its share of the trust’s taxable items on an annual basis. Stockholders should consult their tax advisors regarding the tax consequences that would apply to them if we were to transfer assets to a liquidating trust.

THE U.S. FEDERAL INCOME TAX CONSEQUENCES SUMMARIZED ABOVE ARE FOR GENERAL INFORMATION ONLY. STOCKHOLDERS SHOULD CONSULT THEIR TAX ADVISORS AS TO THE PARTICULAR CONSEQUENCES THAT MAY APPLY TO THEM.

Votes Required

The affirmative vote of a majority of the shares of our Common Stock outstanding on the Record Date and entitled to vote on the Dissolution Proposal is required to approve the Dissolution Proposal. Abstentions and broker non-votes will have the same effect as a vote “AGAINST” the Dissolution Proposal.

Board Recommendation

The Board recommends that the stockholders vote “FOR” the Dissolution Proposal to approve the Dissolution in accordance with the terms and conditions of the Plan of Dissolution.

PROPOSAL 2: APPROVAL OF ADJOURNMENT OF SPECIAL MEETING TO SOLICIT ADDITIONAL PROXIES

General

If at the Special Meeting the number of shares voting in favor of the approval of the Dissolution Proposal is insufficient to approve such proposal under Delaware law, Galera intends to move to adjourn the Special Meeting in order to enable the Board to solicit additional proxies in respect of the approval of the Dissolution Proposal. In that event, Galera may ask Galera’s stockholders to vote only upon the Adjournment Proposal during such portion of the Special Meeting.

Galera is asking that you approve the Adjournment Proposal, which will authorize the adjournment of the Special Meeting, from time to time, to a later date or dates, for the purpose of soliciting additional proxies. If the stockholders approve the Adjournment Proposal, Galera could adjourn the Special Meeting and use the additional time to solicit additional proxies in favor of the Dissolution Proposal, including the solicitation of proxies from stockholders that have previously voted.

Votes Required

If a quorum is present at the Special Meeting, the affirmative vote of the holders of a majority in voting power of the votes cast affirmatively or negatively is required for the approval of the Adjournment Proposal. Broker non-votes and abstentions will not be counted as votes cast on the matter and will have no effect on the outcome of the Adjournment Proposal.

Recommendation of the Board

The Board believes that if the number of shares voting in favor of the Dissolution Proposal is insufficient to approve such proposal, it is in the best interests of the stockholders to enable the Board to continue to seek to obtain a sufficient number of additional votes to approve the Dissolution Proposal.

The Board unanimously recommends that you vote “FOR” the Adjournment Proposal.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information relating to the beneficial ownership of our Common Stock as of August 19, 2024 by: (i) each person, or group of affiliated persons, known by us to beneficially own more than 5% of our outstanding shares of Common Stock; (ii) each of our directors; (iii) each of our named executive officers; and (iv) all directors and current executive officers as a group.

The number of shares beneficially owned by each stockholder is determined under rules issued by the SEC. Under these rules, a person is deemed to be a “beneficial” owner of a security if that person has or shares voting power or investment power, which includes the power to dispose of or to direct the disposition of such security.

Except as indicated in the footnotes below, we believe, based on the information furnished to us, that the individuals and entities named in the table below have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them, subject to any applicable community property laws.

The percentage of shares beneficially owned is computed on the basis of 54,392,170 shares of our Common Stock outstanding as August 19, 2024. Shares of our Common Stock that a person has the right to acquire within 60 days of such date are deemed outstanding for purposes of computing the percentage ownership of the person holding such rights but are not deemed outstanding for purposes of computing the percentage ownership of any other person, except with respect to the percentage ownership of all directors and executive officers as a group. Unless otherwise indicated, the address for each of the stockholders in the table below is c/o Galera Therapeutics, Inc., 45 Liberty Boulevard, Suite 230, Malvern, Pennsylvania 19355.

	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
Holders of More Than 5%
Yair Schneid (1)(2)	10,823,610	19.9
Rochel Soffer (1)(2)	5,928,137	10.9
GSA Capital Partners LLP (3)	3,892,561	7.2
Named Executive Officers and Directors
J. Mel Sorensen, M.D. (4)	1,753,325	3.1
Robert A. Beardsley (5)	757,758	1.4
Christopher Degnan (6)	549,989	1.0
Mark Bachleda, Pharm.D. (7)	—	*
Michael Powell, Ph.D. (8)	130,134	*
Lawrence Alleva (9)	144,182	*
Emmett Cunningham, M.D., Ph.D. (10)	107,960	*
Kevin Lokay (11)	102,552	*
Linda West (12)	243,272	*
All executive officers and directors as a group (10 persons) (13)	3,988,546	6.9

*	Less than one percent.
(1)

Based on Schedule 13G/A filed with the SEC on May 16, 2024. Consists of 10,823,610 shares of our Common Stock held of record by Yair Schneid. Mr. Schneid is deemed to have sole voting and dispositive power with regard to such shares. Does not include 3,178,137 shares of Common Stock held by Rochel Soffer individually and 2,750,000 shares of Common Stock held by Alpha Pharma Investments LLC. Rochel Soffer is the spouse of Mr. Schneid and is also the sole member of Alpha Pharma Investments LLC. Rochel Soffer has voting and dispositive power of Alpha Pharma Investments LLC and is therefore deemed the beneficial owner of such securities. Mr. Schneid disclaims beneficial ownership of all securities owned by Rochel Soffer and Alpha Pharma Investments LLC, except to the extent of their pecuniary interest therein, if any. The mailing address of Mr. Schneid is 1 Wood Lane, Suffern, NY 10901.

(2)

Based on Schedule 13G filed with the SEC on May 16, 2024. Consists of 3,178,137 shares of our Common Stock held of record by Rochel Soffer and 2,750,000 shares of our Common Stock held of record by Alpha Pharma Investments LLC. Rochel Soffer is the sole member of Alpha Pharma Investments LLC and is therefore deemed the beneficial owner of such securities. Ms. Soffer is the spouse of Yair Schneid. Ms. Soffer disclaims beneficial ownership of all securities owned by Yair Schneid, except to the extent of their pecuniary interest therein, if any. The mailing address of Ms. Soffer is 9559 Collins Avenue, #1009S, Miami, FL 33154.

(3)

Based solely on Schedule 13G filed with the SEC on January 2, 2024. Consists of 3,892,561 shares of our Common Stock held of record by GSA Capital Partners LLP. GSA Capital Partners LLP is deemed to have sole voting and dispositive power with regard to such shares. The business address of GSA Partners LLP is 5 Stratton Street, London, United Kingdom.

(4)	Consists of (i) 265,029 shares of Common Stock and (ii) 1,488,296 shares of Common Stock underlying stock options exercisable within 60 days of August 19, 2024 held by Dr. Sorensen.
(5)

Consists of (i) 108,191 shares of Common Stock and (ii) 649,567 shares of Common Stock underlying stock options exercisable within 60 days of August 19, 2024 held by Dr. Beardsley. Dr. Beardsley’s position was eliminated in order to save costs, and his date of termination was June 7, 2024.

(6)

Consists of (i) 10,000 shares of Common Stock and (ii) 539,989 shares of Common Stock underlying stock options exercisable within 60 days of August 19, 2024 held by Mr. Degnan. Mr. Degnan’s position was eliminated in order to save costs, and his date of termination is August 31, 2024.

(7)	Dr. Bachleda’s position was eliminated as part of the Workforce Reduction, and his date of termination was August 15, 2023.
(8)	Consists of 130,134 shares of Common Stock underlying stock options exercisable within 60 days of August 19, 2024 held by Dr. Powell.
(9)

Consists of (i) 2,325 shares of Common Stock held by Mr. Alleva directly, (ii) 8,045 shares of Common Stock held by a family trust for which Mr. Alleva serves as a trustee and (iii) 133,812 shares of Common Stock underlying stock options exercisable within 60 days of August 19, 2024 held by Mr. Alleva.

(10)

Consists of 107,960 shares of Common Stock underlying stock options exercisable within 60 days of August 19, 2024 held by Dr. Cunningham. Dr. Cunningham is a former employee of The Blackstone Group Inc. or one of its affiliates (together, “Blackstone”). Pursuant to arrangements between Dr. Cunningham and Blackstone, Dr. Cunningham is required to transfer to Blackstone any and all compensation received in connection with his directorship for any company Blackstone invests in or advises. Dr. Cunningham is not deemed to have any beneficial ownership of these securities.

(11)	Consists of 102,552 shares of Common Stock underlying stock options exercisable within 60 days of August 19, 2024 held by Mr. Lokay.
(12)	Consists of (i) 60,000 shares of Common Stock and (ii) 183,272 shares of Common Stock underlying stock options exercisable within 60 days of August 19, 2024 held by Ms. West.
(13)	Consists of (i) 453,590 shares of Common Stock and (ii) 3,534,956 shares of Common Stock underlying stock options exercisable within 60 days of August 19, 2024.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. These documents may be accessed through the SEC’s electronic data gathering, analysis and retrieval system, or EDGAR, via electronic means, including the SEC’s home page on the Internet (www.sec.gov).

The SEC allows us to incorporate by reference the information and reports we file with it, which means that we can disclose important information to you by referring you to these documents. The information incorporated by reference is an important part of this Proxy Statement, and information that we file later with the SEC will automatically update and supersede the information already incorporated by reference. Such documents are considered to be a part of this Proxy Statement, effective as of the date such documents are filed. In the event of conflicting information in these documents, the information in the latest filed document should be considered correct. We are incorporating by reference the documents listed below, which we have already filed with the SEC, and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (except for any portions of the Registrant’s Current Reports on Form 8-K furnished pursuant to Item 2.02 and/or Item 7.01 thereof and any corresponding exhibits thereto not filed with the Commission) from the date of this Proxy Statement to the date on which the Special Meeting is held, including all filings made after the date of the filing of this Proxy Statement, except as to any portion of any future report or document that is not deemed filed under such provisions:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on March 28, 2024;

•	our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2024, filed with the SEC on May 13, 2024;

•	our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2024, filed with the SEC on August 14, 2024; and

•

our Current Reports filed on Form 8-K, filed with the SEC on March 27, 2024, May 3, 2024, June 3, 2024, June 7, 2024, August 8, 2024, and August 14, 2024 (except for any portions of the Registrant’s Current Reports on Form 8-K furnished pursuant to Item 2.02 and/or Item 7.01 thereof and any corresponding exhibits thereto not filed with the Commission), as applicable.

A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, and any other documents incorporated by reference herein, excluding exhibits and annexes, will be furnished without charge to any stockholder of record as of August 27, 2024, upon written request to Galera Therapeutics, Inc., 45 Liberty Boulevard, Suite 230, Malvern, Pennsylvania 19355.

HOUSEHOLDING

SEC rules permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and notices with respect to two or more stockholders sharing the same address by delivering a single proxy statement or a single notice addressed to those stockholders. This process, which is commonly referred to as “householding”, provides cost savings for companies and helps the environment by conserving natural resources. Some brokers household proxy materials, delivering a single proxy statement or notice to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement or notice, or if your household is receiving multiple copies of these documents and you wish to request that future deliveries be limited to a single copy, please notify your broker. You can also request prompt delivery of a copy of the proxy statement by contacting Broadridge Financial Solutions, Inc. at (866) 540-7095 or in writing at Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717.

STOCKHOLDERS’ PROPOSALS

We do not intend to hold future annual meetings of stockholders if the Dissolution Proposal is approved and the Certificate of Dissolution is filed with the Secretary of State of Delaware. However, if we do hold an annual meeting of stockholders in 2025, then stockholders will have the ability to have a proposal considered for inclusion in our proxy materials for presentation at such meeting pursuant to Rule 14a-8 under the Exchange Act. Under Rule 14a-8, to be timely, a stockholder’s notice must be received by the Company at its principal executive offices at least 120 calendar days prior to the one-year anniversary of the date that the Company released its proxy statement to stockholders in connection with the prior year’s annual meeting. However, the Company did not hold an annual meeting of stockholders in 2024. In such cases, Rule 14a-8 provides that the deadline for stockholder proposals is a reasonable time before the Company begins to print and send its proxy materials. Therefore, stockholder proposals intended to be presented at the 2025 annual meeting of stockholders, if such meeting occurs, must be received by the Company at its principal executive offices at 45 Liberty Blvd., Suite 230, Malvern, Pennsylvania 19355 in writing by December 28, 2024 in order to be eligible for inclusion in the Company’s 2025 proxy statement and proxy relating to such meeting. We will announce the date of our 2025 annual meeting of stockholders if such meeting is called.

Stockholders intending to present a proposal at the 2025 annual meeting of stockholders, if such meeting occurs, but not to include the proposal in our proxy statement, or to nominate a person for election as a director, must comply with the requirements set forth in our Amended and Restated Bylaws. Our Amended and Restated Bylaws require, among other things, that our Secretary receive written notice from the stockholder of record of their intent to present such proposal or nomination not earlier than the 120th day and not later than the 90th day prior to the anniversary of the preceding year’s annual meeting, unless the upcoming annual meeting is more than 60 days after such anniversary date. Because the Company did not hold an annual meeting of stockholders in 2024, the date of the 2025 annual meeting of stockholders, if such meeting occurs, will be more than 60 days after such anniversary date. Accordingly, our Amended and Restated Bylaws require that our Secretary receive written notice not earlier than 120 calendar days prior to the 2025 annual meeting of stockholders, if such meeting occurs, and not later than the later of 90 calendar days prior to such date and 10 calendar days following the day on which public disclosure of the date of such annual meeting is first made. We will announce the date of our 2025 annual meeting of stockholders and the deadline for stockholder proposals pursuant to our Amended and Restated Bylaws if such meeting is called.

In addition to satisfying the foregoing requirements under our Amended and Restated Bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act. We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these or other applicable requirements.

OTHER MATTERS

As of the date of this Proxy Statement, we do not know of any matters to be properly presented at the Special Meeting other than those referred to in this Proxy Statement. If any other matters not mentioned in this Proxy Statement are properly brought before the Special Meeting, the individuals named in the enclosed proxy intend to use their discretionary voting authority under the proxy to vote the proxy in accordance with their best judgment on those matters.

EXHIBIT A

PLAN OF LIQUIDATION AND DISSOLUTION OF GALERA THERAPEUTICS, INC.

This Plan of Complete Liquidation and Dissolution (the “Plan”) is intended to constitute a plan of distribution under Section 281(b) of the General Corporation Law of the State of Delaware (“DGCL”) and accomplish the complete liquidation and dissolution of Galera Therapeutics, Inc., a Delaware corporation (such corporation or a successor entity, the “Company”), in accordance with the DGCL and Sections 331 and 336 of the Internal Revenue Code of 1986, as amended.

1.

Approval of Plan. The Board of Directors of the Company (the “Board”) has adopted this Plan and presented the Plan to the Company’s stockholders to take action on the Plan. If the Plan is adopted by the requisite vote of the Company’s stockholders, the Plan shall constitute the adopted Plan of the Company.

2.

Certificate of Dissolution. Subject to Section 15 hereof, after the stockholders of the Company approve the dissolution of the Company, the Company shall file with the Secretary of State of the State of Delaware a certificate of dissolution (the “Certificate of Dissolution”) in accordance with the DGCL at such time as determined by the Board in its sole discretion (the time of such filing, or such later time as stated therein, the “Effective Time”).

3.

Cessation of Business Activities. After the Effective Time, the Company shall not engage in any business activities except to the extent necessary to preserve the value of its assets, wind up its business affairs and distribute its assets in accordance with this Plan.

4.

Continuing Employees and Consultants. For the purpose of effecting the dissolution of the Company, the Company may hire or retain such employees, consultants and advisors as the Company deems necessary or desirable to supervise or facilitate the dissolution and winding up of the Company.

5.	Dissolution Process. From and after the Effective Time, the Company (or any successor entity of the Company) shall complete the following corporate actions:

(i) The Company (a) shall pay or make reasonable provision to pay all claims and obligations, including all contingent, conditional or unmatured contractual claims known to the Company, (b) shall make such provision as will be reasonably likely to be sufficient to provide compensation for any claim against the Company which is the subject of a pending action, suit or proceeding to which the Company is a party, and (c) shall make such provision as will be reasonably likely to be sufficient to provide compensation for claims that have not been made known to the Company or that have not arisen but that, based on facts known to the Company, are likely to arise or to become known to the Company within 10 years after the date of dissolution. Such claims shall be paid or provided for in full if there are sufficient assets. All such claims shall be paid in full and any such provision for payment made shall be made in full if there are sufficient assets. If there are insufficient assets, such claims and obligations shall be paid or provided for according to their priority and, among claims of equal priority, ratably to the extent of assets legally available therefor.

(ii) After the payments are made pursuant to clause (i) above, if there are any assets remaining, the Company shall distribute to its stockholders, in accordance with the liquidation preferences of the Company’s Restated Certificate of Incorporation, as amended through the Effective Time, all remaining assets, including all available cash, including the cash proceeds of any sale, exchange or disposition, except such cash, property or assets as are required for paying or making reasonable provision for the claims and obligations of the Company. Such distribution may occur all at once or in a series of distributions and shall be in cash or assets, in such amounts, and at such time or times, as the Company may determine. If and to the extent deemed necessary, appropriate or desirable by the Board, the Company may establish and set aside a reasonable amount of cash and/or property to satisfy claims against the Company, including, without limitation, tax obligations, all expenses related to the sale of the Company’s property and assets, all expenses related to the collection and defense of the Company’s property and assets, and the liquidation and dissolution provided for in this Plan.

Exhibit A-1

Notwithstanding anything contained herein to the contrary, the Company (or any successor entity of the Company) may opt to dissolve and wind-up the Company in accordance with the procedures set forth in Sections 280 and 281(a) of the DGCL.

6.

Cancellation of Stock. The distributions to the Company’s stockholders pursuant to Section 5 hereof shall be deemed to be in complete cancellation of all of the outstanding shares of capital stock of the Company as of the date that the continuation of the Company’s legal existence terminates in accordance with Section 278 of the DGCL. From and after the Effective Time, and subject to applicable law, each holder of outstanding shares of capital stock of the Company shall cease to have any rights in respect thereof, except the right to receive distributions, if any, pursuant to and in accordance with Section 5(ii) hereof and applicable law. As a condition to receipt of any distribution to the Company’s stockholders, the Company may require the Company’s stockholders to (i) surrender their certificates evidencing their shares of capital stock to the Company, or (ii) furnish the Company with evidence satisfactory to the Company of the loss, theft or destruction of such certificates, together with such surety bond or other security or indemnity as may be required by and satisfactory to the Company. The Company will close its stock transfer books and discontinue recording transfers of shares of capital stock of the Company at the Effective Time, and thereafter any certificate representing shares of capital stock of the Company will not be assignable or transferable on the books of the Company except by will, intestate succession, operation of law or upon the dissolution of a stockholder or its successors.

7.

Conduct of the Company Following Approval of the Plan. Under Delaware law, dissolution is effective upon the filing of a certificate of dissolution with the Secretary of State of the State of Delaware or upon such future effective date as may be set forth in the certificate of dissolution. Section 278 of the DGCL provides that a dissolved corporation shall be continued for the term of 3 years from such dissolution or for such longer period as the Court of Chancery shall in its discretion direct, bodies corporate for the purpose of prosecuting and defending suits, whether civil, criminal or administrative, by or against it, and of enabling it gradually to settle and close its business, to dispose of and convey its property, to discharge its liabilities and to distribute to its stockholders any remaining assets, but not for the purpose of continuing the business for which the corporation was organized. With respect to any action, suit or proceeding begun by or against the corporation either prior to or within 3 years after the date of its dissolution, the action shall not abate by reason of the dissolution of the corporation; the corporation shall, solely for the purpose of such action, suit or proceeding, be continued as a body corporate beyond the 3-year period and until any judgments, orders or decrees therein shall be fully executed, without the necessity for any special direction to that effect by the Court of Chancery. The powers of the officers and directors of the Company shall continue during this time period in order to allow them to take the necessary steps to wind-up the affairs of the corporation.

8.

Subsidiaries. As part of its liquidation and winding up, the Company may take any and all actions with respect to each of its direct and indirect subsidiaries, in accordance with the requirements of the laws and charter documents governing each subsidiary, to liquidate, dissolve and wind up or otherwise dispose of each such subsidiary.

9.

Absence of Appraisal Rights. Under Delaware law, the Company’s stockholders are not entitled to appraisal rights for shares of capital stock of the Company in connection with the transactions contemplated by the Plan.

10.

Abandoned Property. If any distribution to a stockholder cannot be made, whether because the stockholder cannot be located, has not surrendered its certificate evidencing the capital stock as required hereunder or for any other reason, the distribution to which such stockholder is entitled shall be transferred, at such time as the final liquidating distribution is made by the Company, to the official of such state or other jurisdiction authorized by applicable law to receive the proceeds of such distribution. The proceeds of such distribution shall thereafter be held solely for the benefit of and for ultimate distribution to such stockholder as the sole equitable owner thereof and shall be treated as

Exhibit A-2

abandoned property and escheat to the applicable state or other jurisdiction in accordance with applicable law. In no event shall the proceeds of any such distribution revert to or become the property of the Company.

11.

Stockholder Consent to Sale of Assets. Adoption of this Plan by the requisite vote of the stockholders of the Company shall constitute the approval of the stockholders of the sale, exchange or other disposition in liquidation of all of the property and assets of the Company, whether such sale, exchange or other disposition occurs in one transaction or a series of transactions, and shall constitute ratification of all contracts for sale, exchange or other disposition that are conditioned on adoption of this Plan.

12.

Expenses of Dissolution. In connection with and for the purposes of implementing and assuring completion of this Plan, the Company may pay any brokerage, agency, professional and other fees and expenses of persons rendering services to the Company in connection with the collection, sale, exchange or other disposition of the Company’s property and assets and the implementation of this Plan.

13.

Compensation. In connection with and for the purpose of implementing and assuring the completion of this Plan, the Company may pay the Company’s officers, directors, employees, agents and representatives, or any of them, compensation or additional compensation above their regular compensation, including pursuant to severance and retention agreements, in money or other property, in recognition of the extraordinary efforts they, or any of them, will be required to undertake, or actually undertake, in connection with the implementation of this Plan. Adoption of this Plan by the stockholders shall constitute the approval of the Company’s stockholders of the payment of any such compensation.

14.

Indemnification. The Company shall continue to indemnify its officers, directors, employees, agents and trustee in accordance with its Restated Certificate of Incorporation, Bylaws, and contractual arrangements as therein or elsewhere provided, the Company’s existing directors’ and officers’ liability insurance policy and applicable law, and such indemnification shall apply to acts or omissions of such persons in connection with the implementation of this Plan and the winding up of the affairs of the Company. The Company is authorized to obtain and maintain insurance as may be necessary to cover the Company’s indemnification obligations.

15.

Modification or Abandonment of the Plan. Notwithstanding authorization of or consent to this Plan and the transactions contemplated hereby by the stockholders of the Company, the Board may modify, amend or abandon this Plan and the transactions contemplated hereby without further action by the stockholders to the extent permitted by the DGCL.

16.

Authorization. The Board is hereby authorized, without further action by the stockholders, to do and perform or cause the officers of the Company to do and perform, any and all acts, and to make, execute, deliver or adopt any and all agreements, resolutions, conveyances, certificates and other documents of every kind that are deemed necessary, appropriate or desirable to implement this Plan and the transactions contemplated hereby, including, without limiting the foregoing, all filings or acts required by any state or federal law or regulation to wind up the affairs of the Company.

Exhibit A-3

ANNEX A

SECTIONS 275 THROUGH 283 OF THE DGCL

§ 275. Dissolution generally; procedure.

(a) If it should be deemed advisable in the judgment of the board of directors of any corporation that it should be dissolved, the board, after the adoption of a resolution to that effect by a majority of the whole board at any meeting called for that purpose, shall cause notice of the adoption of the resolution and of a meeting of stockholders to take action upon the resolution to be given to each stockholder entitled to vote thereon as of the record date for determining the stockholders entitled to notice of the meeting.

(b) At the meeting a vote shall be taken upon the proposed dissolution. If a majority of the outstanding stock of the corporation entitled to vote thereon shall vote for the proposed dissolution, a certification of dissolution shall be filed with the Secretary of State pursuant to subsection (d) of this section.

(c) Dissolution of a corporation may also be authorized without action of the directors if all the stockholders entitled to vote thereon shall consent in writing and a certificate of dissolution shall be filed with the Secretary of State pursuant to subsection (d) of this section.

(d) If dissolution is authorized in accordance with this section, a certificate of dissolution shall be executed, acknowledged and filed, and shall become effective, in accordance with § 103 of this title. Such certificate of dissolution shall set forth:

(1) The name of the corporation;

(2) The date dissolution was authorized;

(3) That the dissolution has been authorized by the board of directors and stockholders of the corporation, in accordance with subsections (a) and (b) of this section, or that the dissolution has been authorized by all of the stockholders of the corporation entitled to vote on a dissolution, in accordance with subsection (c) of this section;

(4) The names and addresses of the directors and officers of the corporation; and

(5) The date of filing of the corporation’s original certificate of incorporation with the Secretary of State.

(e) The resolution authorizing a proposed dissolution may provide that notwithstanding authorization or consent to the proposed dissolution by the stockholders, or the members of a nonstock corporation pursuant to § 276 of this title, the board of directors or governing body may abandon such proposed dissolution without further action by the stockholders or members.

(f) If a corporation has included in its certificate of incorporation a provision limiting the duration of its existence to a specified date in accordance with § 102(b)(5) of this title, a certificate of dissolution shall be executed, acknowledged and filed in accordance with § 103 of this title within 90 days before such specified date and shall become effective on such specified date. Such certificate of dissolution shall set forth:

(1) The name of the corporation;

(2) The date specified in the corporation’s certificate of incorporation limiting the duration of its existence;

(3) The names and addresses of the directors and officers of the corporation; and

(4) The date of filing of the corporation’s original certificate of incorporation with the Secretary of State.

The failure to timely file a certificate of dissolution pursuant to this subsection with respect to any corporation shall not affect the expiration of such corporation’s existence on the date specified in its certificate of incorporation pursuant to § 102(b)(5) of this title and shall not eliminate the requirement to file a certificate of

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dissolution as contemplated by this subsection. If a certificate of good standing is issued by the Secretary of State after the date specified in a corporation’s certificate of incorporation pursuant to § 102(b)(5) of this title, such certificate of good standing shall be of no force or effect.

(g) A corporation shall be dissolved upon the earlier of:

(1) The date specified in such corporation’s certificate of incorporation pursuant to § 102(b)(5) of this title; or

(2) The effectiveness in accordance with § 103 of this title of a certificate of dissolution filed in accordance with this section.

§ 276. Dissolution of nonstock corporation; procedure.

(a) Whenever it shall be desired to dissolve any nonstock corporation, the governing body shall perform all the acts necessary for dissolution which are required by § 275 of this title to be performed by the board of directors of a corporation having capital stock. If any members of a nonstock corporation are entitled to vote for the election of members of its governing body or are entitled to vote for dissolution under the certificate of incorporation or the bylaws of such corporation, such members shall perform all the acts necessary for dissolution which are contemplated by § 275 of this title to be performed by the stockholders of a corporation having capital stock, including dissolution without action of the members of the governing body if all the members of the corporation entitled to vote thereon shall consent in writing and a certificate of dissolution shall be filed with the Secretary of State pursuant to § 275(d) of this title. If there is no member entitled to vote thereon, the dissolution of the corporation shall be authorized at a meeting of the governing body, upon the adoption of a resolution to dissolve by the vote of a majority of members of its governing body then in office. In all other respects, the method and proceedings for the dissolution of a nonstock corporation shall conform as nearly as may be to the proceedings prescribed by § 275 of this title for the dissolution of corporations having capital stock.

(b) If a nonstock corporation has not commenced the business for which the corporation was organized, a majority of the governing body or, if none, a majority of the incorporators may surrender all of the corporation rights and franchises by filing in the office of the Secretary of State a certificate, executed and acknowledged by a majority of the incorporators or governing body, conforming as nearly as may be to the certificate prescribed by § 274 of this title.

(c) If a nonstock corporation has included in its certificate of incorporation a provision limiting the duration of its existence to a specified date in accordance with § 102(b)(5) of this title, a certificate of dissolution shall be executed, acknowledged and filed in accordance with § 103 of this title within 90 days before such specified date and shall become effective on such specified date. Such certificate of dissolution shall include the information required by § 275(f) of this title. The failure to timely file a certificate of dissolution pursuant to this subsection with respect to any nonstock corporation shall not affect the expiration of such corporation’s existence on the date specified in its certificate of incorporation pursuant to § 102(b)(5) of this title and shall not eliminate the requirement to file a certificate of dissolution as contemplated by this subsection. If a certificate of good standing is issued by the Secretary of State after the date specified in a nonstock corporation’s certificate of incorporation pursuant to § 102(b)(5) of this title, such certificate of good standing shall be of no force or effect.

§ 277. Payment of franchise taxes before dissolution, merger, transfer or conversion.

No corporation shall be dissolved, merged, transferred (without continuing its existence as a corporation of this State) or converted under this chapter until:

(1) All franchise taxes due to or assessable by the State including all franchise taxes due or which would be due or assessable for the entire calendar month during which such dissolution, merger, transfer or conversion becomes effective have been paid by the corporation; and

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(2) All annual franchise tax reports including a final annual franchise tax report for the year in which such dissolution, merger, transfer or conversion becomes effective have been filed by the corporation;

notwithstanding the foregoing, if the Secretary of State certifies that an instrument to effect a dissolution, merger, transfer or conversion has been filed in the Secretary of State’s office, such corporation shall be dissolved, merged, transferred or converted at the effective time of such instrument.

§ 278. Continuation of corporation after dissolution for purposes of suit and winding up affairs.

All corporations, whether they expire by their own limitation or are otherwise dissolved, shall nevertheless be continued, for the term of 3 years from such expiration or dissolution or for such longer period as the Court of Chancery shall in its discretion direct, bodies corporate for the purpose of prosecuting and defending suits, whether civil, criminal or administrative, by or against them, and of enabling them gradually to settle and close their business, to dispose of and convey their property, to discharge their liabilities and to distribute to their stockholders any remaining assets, but not for the purpose of continuing the business for which the corporation was organized. With respect to any action, suit or proceeding begun by or against the corporation either prior to or within 3 years after the date of its expiration or dissolution, the action shall not abate by reason of the dissolution of the corporation; the corporation shall, solely for the purpose of such action, suit or proceeding, be continued as a body corporate beyond the 3-year period and until any judgments, orders or decrees therein shall be fully executed, without the necessity for any special direction to that effect by the Court of Chancery.

Sections 279 through 282 of this title shall apply to any corporation that has expired by its own limitation, and when so applied, all references in those sections to a dissolved corporation or dissolution shall include a corporation that has expired by its own limitation and to such expiration, respectively.

§ 279. Trustees or receivers for dissolved corporations; appointment; powers; duties.

When any corporation organized under this chapter shall be dissolved in any manner whatever, the Court of Chancery, on application of any creditor, stockholder or director of the corporation, or any other person who shows good cause therefor, at any time, may either appoint 1 or more of the directors of the corporation to be trustees, or appoint 1 or more persons to be receivers, of and for the corporation, to take charge of the corporation’s property, and to collect the debts and property due and belonging to the corporation, with power to prosecute and defend, in the name of the corporation, or otherwise, all such suits as may be necessary or proper for the purposes aforesaid, and to appoint an agent or agents under them, and to do all other acts which might be done by the corporation, if in being, that may be necessary for the final settlement of the unfinished business of the corporation. The powers of the trustees or receivers may be continued as long as the Court of Chancery shall think necessary for the purposes aforesaid.

§ 280. Notice to claimants; filing of claims.

(a)

(1) After a corporation has been dissolved in accordance with the procedures set forth in this chapter, the corporation or any successor entity may give notice of the dissolution, requiring all persons having a claim against the corporation other than a claim against the corporation in a pending action, suit or proceeding to which the corporation is a party to present their claims against the corporation in accordance with such notice. Such notice shall state:

(a.) That all such claims must be presented in writing and must contain sufficient information reasonably to inform the corporation or successor entity of the identity of the claimant and the substance of the claim;

(b.) The mailing address to which such a claim must be sent;

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(c.) The date by which such a claim must be received by the corporation or successor entity, which date shall be no earlier than 60 days from the date thereof; and

(d.) That such claim will be barred if not received by the date referred to in paragraph (a)(1)c. of this section; and

(e.) That the corporation or a successor entity may make distributions to other claimants and the corporation’s stockholders or persons interested as having been such without further notice to the claimant; and

(f.) The aggregate amount, on an annual basis, of all distributions made by the corporation to its stockholders for each of the 3 years prior to the date the corporation dissolved.

Such notice shall also be published at least once a week for 2 consecutive weeks in a newspaper of general circulation in the county in which the office of the corporation’s last registered agent in this State is located and in the corporation’s principal place of business and, in the case of a corporation having $10,000,000 or more in total assets at the time of its dissolution, at least once in all editions of a daily newspaper with a national circulation. On or before the date of the first publication of such notice, the corporation or successor entity shall mail a copy of such notice by certified or registered mail, return receipt requested, to each known claimant of the corporation including persons with claims asserted against the corporation in a pending action, suit or proceeding to which the corporation is a party.

(2) Any claim against the corporation required to be presented pursuant to this subsection is barred if a claimant who was given actual notice under this subsection does not present the claim to the dissolved corporation or successor entity by the date referred to in paragraph (a)(1)c. of this section.

(3) A corporation or successor entity may reject, in whole or in part, any claim made by a claimant pursuant to this subsection by mailing notice of such rejection by certified or registered mail, return receipt requested, to the claimant within 90 days after receipt of such claim and, in all events, at least 150 days before the expiration of the period described in § 278 of this title; provided however, that in the case of a claim filed pursuant to § 295 of this title against a corporation or successor entity for which a receiver or trustee has been appointed by the Court of Chancery the time period shall be as provided in § 296 of this title, and the 30-day appeal period provided for in § 296 of this title shall be applicable. A notice sent by a corporation or successor entity pursuant to this subsection shall state that any claim rejected therein will be barred if an action, suit or proceeding with respect to the claim is not commenced within 120 days of the date thereof, and shall be accompanied by a copy of §§ 278-283 of this title and, in the case of a notice sent by a court-appointed receiver or trustee and as to which a claim has been filed pursuant to § 295 of this title, copies of §§ 295 and 296 of this title.

(4) A claim against a corporation is barred if a claimant whose claim is rejected pursuant to paragraph (a)(3) of this section does not commence an action, suit or proceeding with respect to the claim no later than 120 days after the mailing of the rejection notice.

(b)

(1) A corporation or successor entity electing to follow the procedures described in subsection (a) of this section shall also give notice of the dissolution of the corporation to persons with contractual claims contingent upon the occurrence or nonoccurrence of future events or otherwise conditional or unmatured, and request that such persons present such claims in accordance with the terms of such notice. Provided however, that as used in this section and in § 281 of this title, the term “contractual claims” shall not include any implied warranty as to any product manufactured, sold, distributed or handled by the dissolved corporation. Such notice shall be in substantially the form, and sent and published in the same manner, as described in paragraph (a)(1) of this section.

(2) The corporation or successor entity shall offer any claimant on a contract whose claim is contingent, conditional or unmatured such security as the corporation or successor entity determines is sufficient to

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provide compensation to the claimant if the claim matures. The corporation or successor entity shall mail such offer to the claimant by certified or registered mail, return receipt requested, within 90 days of receipt of such claim and, in all events, at least 150 days before the expiration of the period described in § 278 of this title. If the claimant offered such security does not deliver in writing to the corporation or successor entity a notice rejecting the offer within 120 days after receipt of such offer for security, the claimant shall be deemed to have accepted such security as the sole source from which to satisfy the claim against the corporation.

(c)

(1) A corporation or successor entity which has given notice in accordance with subsection (a) of this section shall petition the Court of Chancery to determine the amount and form of security that will be reasonably likely to be sufficient to provide compensation for any claim against the corporation which is the subject of a pending action, suit or proceeding to which the corporation is a party other than a claim barred pursuant to subsection (a) of this section.

(2) A corporation or successor entity which has given notice in accordance with subsections (a) and (b) of this section shall petition the Court of Chancery to determine the amount and form of security that will be sufficient to provide compensation to any claimant who has rejected the offer for security made pursuant to paragraph (b)(2) of this section.

(3) A corporation or successor entity which has given notice in accordance with subsection (a) of this section shall petition the Court of Chancery to determine the amount and form of security which will be reasonably likely to be sufficient to provide compensation for claims that have not been made known to the corporation or that have not arisen but that, based on facts known to the corporation or successor entity, are likely to arise or to become known to the corporation or successor entity within 5 years after the date of dissolution or such longer period of time as the Court of Chancery may determine not to exceed 10 years after the date of dissolution. The Court of Chancery may appoint a guardian ad litem in respect of any such proceeding brought under this subsection. The reasonable fees and expenses of such guardian, including all reasonable expert witness fees, shall be paid by the petitioner in such proceeding.

(d) The giving of any notice or making of any offer pursuant to this section shall not revive any claim then barred or constitute acknowledgment by the corporation or successor entity that any person to whom such notice is sent is a proper claimant and shall not operate as a waiver of any defense or counterclaim in respect of any claim asserted by any person to whom such notice is sent.

(e) As used in this section, the term “successor entity” shall include any trust, receivership or other legal entity governed by the laws of this State to which the remaining assets and liabilities of a dissolved corporation are transferred and which exists solely for the purposes of prosecuting and defending suits, by or against the dissolved corporation, enabling the dissolved corporation to settle and close the business of the dissolved corporation, to dispose of and convey the property of the dissolved corporation, to discharge the liabilities of the dissolved corporation and to distribute to the dissolved corporation’s stockholders any remaining assets, but not for the purpose of continuing the business for which the dissolved corporation was organized.

(f) The time periods and notice requirements of this section shall, in the case of a corporation or successor entity for which a receiver or trustee has been appointed by the Court of Chancery, be subject to variation by, or in the manner provided in, the Rules of the Court of Chancery.

(g) In the case of a nonstock corporation, any notice referred to in the last sentence of paragraph (a)(3) of this section shall include a copy of § 114 of this title. In the case of a nonprofit nonstock corporation, provisions of this section regarding distributions to members shall not apply to the extent that those provisions conflict with any other applicable law or with that corporation’s certificate of incorporation or bylaws.

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§ 281. Payment and distribution to claimants and stockholders.

(a) A dissolved corporation or successor entity which has followed the procedures described in § 280 of this title:

(1) Shall pay the claims made and not rejected in accordance with § 280(a) of this title,

(2) Shall post the security offered and not rejected pursuant to § 280(b)(2) of this title,

(3) Shall post any security ordered by the Court of Chancery in any proceeding under § 280(c) of this title, and

(4) Shall pay or make provision for all other claims that are mature, known and uncontested or that have been finally determined to be owing by the corporation or such successor entity.

Such claims or obligations shall be paid in full and any such provision for payment shall be made in full if there are sufficient assets. If there are insufficient assets, such claims and obligations shall be paid or provided for according to their priority, and, among claims of equal priority, ratably to the extent of assets legally available therefor. Any remaining assets shall be distributed to the stockholders of the dissolved corporation; provided, however, that such distribution shall not be made before the expiration of 150 days from the date of the last notice of rejections given pursuant to § 280(a)(3) of this title. In the absence of actual fraud, the judgment of the directors of the dissolved corporation or the governing persons of such successor entity as to the provision made for the payment of all obligations under paragraph (a)(4) of this section shall be conclusive.

(b) A dissolved corporation or successor entity which has not followed the procedures described in § 280 of this title shall, prior to the expiration of the period described in § 278 of this title, adopt a plan of distribution pursuant to which the dissolved corporation or successor entity (i) shall pay or make reasonable provision to pay all claims and obligations, including all contingent, conditional or unmatured contractual claims known to the corporation or such successor entity, (ii) shall make such provision as will be reasonably likely to be sufficient to provide compensation for any claim against the corporation which is the subject of a pending action, suit or proceeding to which the corporation is a party and (iii) shall make such provision as will be reasonably likely to be sufficient to provide compensation for claims that have not been made known to the corporation or that have not arisen but that, based on facts known to the corporation or successor entity, are likely to arise or to become known to the corporation or successor entity within 10 years after the date of dissolution. The plan of distribution shall provide that such claims shall be paid in full and any such provision for payment made shall be made in full if there are sufficient assets. If there are insufficient assets, such plan shall provide that such claims and obligations shall be paid or provided for according to their priority and, among claims of equal priority, ratably to the extent of assets legally available therefor. Any remaining assets shall be distributed to the stockholders of the dissolved corporation.

(c) Directors of a dissolved corporation or governing persons of a successor entity which has complied with subsection (a) or (b) of this section shall not be personally liable to the claimants of the dissolved corporation.

(d) As used in this section, the term “successor entity” has the meaning set forth in § 280(e) of this title.

(e) The term “priority,” as used in this section, does not refer either to the order of payments set forth in paragraph (a)(1)-(4) of this section or to the relative times at which any claims mature or are reduced to judgment.

(f) In the case of a nonprofit nonstock corporation, provisions of this section regarding distributions to members shall not apply to the extent that those provisions conflict with any other applicable law or with that corporation’s certificate of incorporation or bylaws.

§ 282. Liability of stockholders of dissolved corporations.

(a) A stockholder of a dissolved corporation the assets of which were distributed pursuant to § 281(a) or (b) of this title shall not be liable for any claim against the corporation in an amount in excess of such stockholder’s pro rata share of the claim or the amount so distributed to such stockholder, whichever is less.

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(b) A stockholder of a dissolved corporation the assets of which were distributed pursuant to § 281(a) of this title shall not be liable for any claim against the corporation on which an action, suit or proceeding is not begun prior to the expiration of the period described in § 278 of this title.

(c) The aggregate liability of any stockholder of a dissolved corporation for claims against the dissolved corporation shall not exceed the amount distributed to such stockholder in dissolution.

§ 283. Jurisdiction.

The Court of Chancery shall have jurisdiction of any application prescribed in this subchapter and of all questions arising in the proceedings thereon, and may make such orders and decrees and issue injunctions therein as justice and equity shall require.

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Galera Therapeutics, Inc GALERA THERAPEUTICS, INC. 45 LIBERTY BLVD. #230 MALVERN, PA 19355 SCAN TO VIEW MATERIALS & VOTE VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on October 16, 2024. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/GRTX2024SM You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on October 16, 2024. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V56054-S96075 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY GALERA THERAPEUTICS, INC. The Board of Directors recommends you vote FOR the following proposals: For Against Abstain 1. To approve the liquidation and dissolution of the Company and the Plan of Liquidation and Dissolution (the “Plan of Dissolution”) which, if approved, will authorize the Company’s Board of Directors to liquidate and dissolve the Company in accordance with the Plan of Dissolution (the “Dissolution Proposal”). [ ] [ ] [ ] 2. To adjourn the Special Meeting, from time to time, to a later date or dates, even if a quorum is present, to solicit additional proxies in the event that there are not sufficient votes at the time of the Special Meeting to approve the Dissolution Proposal. [ ] [ ] [ ] NOTE: Such other business as may properly come before the meeting or any adjournment thereof. HOUSEHOLDING ELECTION - Please indicate if you consent to receive certain future investor communications in a single package per household. Yes No [ ] [ ] Signature [PLEASE SIGN WITHIN BOX] Date Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice and Proxy Statement is available at www.proxyvote.com. V56055-S96075 GALERA THERAPEUTICS, INC. Special Meeting of Stockholders October 17, 2024 9:00 AM This proxy is solicited by the Board of Directors The undersigned stockholder(s) of Galera Therapeutics, Inc. hereby appoint(s) J. Mel Sorensen, M.D. and Michael Fein, and each of them, as proxies, each with the power to appoint their substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this proxy card, and in their discretion upon such other matters as may be properly brought before the meeting, all of the shares of common stock of GALERA THERAPEUTICS, INC. that the stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders to be held at 9:00 AM, EDT on October 17, 2024, via a live webcast at www.virtualshareholdermeeting.com/GRTX2024SM, and any adjournment, continuation or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. Continued and to be signed on reverse side